UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

GENTIVA HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 28, 2013

Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Thursday, May 9, 2013, at 8:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting of Shareholders and the proxy statement that follow.

Your vote is important. You may vote and submit your proxy via the Internet, by telephone or by signing, dating and returning a proxy card. This will assure that your shares will be represented and voted at the Annual Meeting even if you do not attend.

Thank you for your continued support, and we look forward to greeting you personally at the meeting if you are able to be present.

Sincerely,	Sincerely,

Rodney D. Windley	Tony Strange
Executive Chairman	Chief Executive Officer and President

GENTIVA HEALTH SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2013

The 2013 Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation, will be held on Thursday, May 9, 2013, at 8:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the following purposes:

(1)	To elect eight directors, each to serve until the 2014 Annual Meeting of Shareholders;

(2)	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)	To consider and conduct a non-binding advisory vote regarding the compensation of our named executive officers;

(4)	To consider and vote upon a proposal to amend the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011); and

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the toll-free number or over the Internet. If you received a copy of the proxy by mail, you may sign, date and return the proxy in the envelope provided. Only shareholders of record at the close of business on March 11, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

John N. Camperlengo
Senior Vice President, General Counsel and Secretary

Dated: March 28, 2013

Atlanta, Georgia

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE VOTE VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING AND RETURNING THE PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY. IF YOU DO ATTEND AND DECIDE TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

Introduction

We are providing this proxy statement to the shareholders of Gentiva Health Services, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2013 Annual Meeting of Shareholders and at any adjournments of that meeting. The 2013 Annual Meeting of Shareholders of Gentiva Health Services, Inc. will be held on Thursday, May 9, 2013, at 8:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with the rules and regulations of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing such materials to our shareholders on the Internet. If you have received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 28, 2013. The proxy statement and the accompanying proxy are first being made available to shareholders on or about March 28, 2013. Only shareholders of record at the close of business on March 11, 2013 are entitled to vote at the Annual Meeting.

When used in this proxy statement, the terms “we,” “us,” “our” and “Gentiva” refer to Gentiva Health Services, Inc.

The securities that can be voted at the Annual Meeting consist of our common stock, $.10 par value per share. At the close of business on March 11, 2013, the record date for determining shareholders entitled to vote at the Annual Meeting, 30,891,615 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Voting Procedures

You may vote on the Internet or by telephone or, if you received a copy of the proxy by mail, by completing, signing, dating and returning the proxy promptly in the envelope provided. Any executed proxies received with no instructions, whether the proxies come from shareholders who are “shareholders of record” (meaning the shares are registered directly in their name) or shareholders who are “beneficial owners” (meaning the shares are held in a stock brokerage account or by a bank or other nominee), will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR all of the nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR the compensation of our named executive officers as described in this proxy statement and FOR the approval of the amendment to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011).

Revocability of Proxies

A shareholder of record who grants a proxy may revoke it at any time before it is voted by giving notice in writing to our Secretary, by subsequently voting on the Internet or by telephone, by granting a subsequent proxy, or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Please note, however, that under the rules of the national stock exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the meeting only in accordance with applicable rules and procedures of the exchanges as followed by the beneficial owner’s brokerage firm.

Quorum; Broker Non-Votes; Abstentions

Quorum: A majority of all the shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Proxies marked as abstentions or withhold authority and “broker non-votes” (as explained below) are counted in determining whether a quorum is present.

Broker Non-Vote: Under applicable regulations, if a broker holds shares on your behalf and you do not instruct your broker how to vote those shares on a matter considered “routine,” the broker may generally vote your shares for you. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. We believe that Proposals 1, 3 and 4 are “non-routine” matters and as such the broker is not authorized to vote your shares on such proposals absent instructions from you. A “broker non-vote” will not be considered a vote “for” or a vote “against” a proposal and will have no effect on the outcome of the vote.

Abstentions: An abstention with respect to any of the proposals in this proxy statement is neither a vote cast “for” the proposal nor a vote cast “against” the proposal and, therefore, will have no effect on the outcome of the vote.

Inspector of Election: Broadridge Financial Solutions, Inc. will count the votes and provide an Inspector of Election at the meeting.

Additional Matters

Our principal executive offices are located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. Gentiva was incorporated in Delaware in August 1999.

We are making available to you a copy of our 2012 Annual Report to Shareholders, including a copy of our Form 10-K for the fiscal year ended December 31, 2012, with the Notice of Annual Meeting of Shareholders and proxy statement on the website www.proxyvote.com. The Annual Report and Form 10-K are not deemed part of the soliciting material for the proxy.

If you would like directions to attend the Annual Meeting and vote in person, please call us at (770) 951-6450.

PROPOSAL 1

ELECTION OF DIRECTORS

All our directors stand for election on an annual basis and serve a one-year term upon election. In addition, any director elected by the Board of Directors to fill a newly created directorship or to fill a vacancy on the Board of Directors will hold office for a term ending at the next annual meeting of shareholders after the director’s election or until such director’s successor shall have been duly elected and qualified.

Our Board of Directors currently consists of eight members, Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Stuart Olsten, Sheldon M. Retchin, Tony Strange, Raymond S. Troubh and Rodney D. Windley, all of whom are standing for re-election at this year’s Annual Meeting. Each of the members who is standing for re-election has consented to serve another term as a director if re-elected. The Corporate Governance and Nominating Committee of the Board of Directors recommended the slate of eight nominees to the Board of Directors for its approval. The Board of Directors has recommended the slate of eight nominees to the shareholders for approval at the Annual Meeting.

Except in the event of a contested election, each director to be elected by shareholders shall be elected by the vote of the majority of the votes cast at a meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against.” Votes cast exclude abstentions and any “broker non-votes” with respect to that director’s election. In the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at a meeting for the election of directors at which a quorum is present. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the proxies may be voted for a substitute nominee or nominees.

In addition, our Corporate Governance Guidelines include a resignation policy, which provides, among other things, that if a nominee for our Board of Directors does not receive a majority of the votes cast:

•	such nominee must tender his or her resignation within ten business days;

•	the Corporate Governance and Nominating Committee of the Board of Directors must recommend to our Board of Directors whether such resignation should be accepted or rejected; and

•	our Board of Directors must take final action no later than 90 days after the shareholder vote.

The Board of Directors recommends that you vote FOR the election of Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Stuart Olsten, Sheldon M. Retchin, Tony Strange, Raymond S. Troubh and Rodney D. Windley.

Information as to Nominees for Director

The following information, as reported to us, is shown below for each nominee for director: name, age and principal occupation; period during which the nominee has served as a director; position, if any, with us; certain business experience; other directorships held; and any committees of our Board of Directors on which the nominee serves. We also include the specific attributes and experience of a nominee on which our Board of Directors focused in nominating that individual for election as director.

Robert S. Forman, Jr.

Mr. Forman has served as a director of Gentiva and a member of the Audit Committee of the Board of Directors since September 2009, serving as chairman of that committee since May 2011, and has served as a member of the Corporate Governance and Nominating Committee of the Board of Directors since May 2012. Mr. Forman was the founder, president and chief executive officer of IMI Systems, Inc., an international computer consulting firm specializing in the design and implementation of service order and billing systems in the telecommunications industry. In 1995, Olsten Corporation acquired IMI Systems, Inc. and Mr. Forman was an executive vice president of Olsten Corporation until 1997. Since leaving Olsten, Mr. Forman served on the boards of several private information technology consulting companies. He currently serves on the Advisory Board of Rensselaer Polytechnic Institute’s IT School. Mr. Forman is 73 years old. In nominating Mr. Forman for re-election as a director, our Board of Directors focused on his past experience as a founder and chief executive officer of IMI Systems, Inc., and his rich and extensive background in technology as important attributes and experience for his continuing to serve as one of our directors.

Victor F. Ganzi

Mr. Ganzi has served as a director of Gentiva since November 1999 and as Lead Director of the Board of Directors since May 2009. He has served as a member of the Audit Committee of the Board of Directors since November 1999, serving as chairman of that committee from November 1999 to May 2009, and has served as chairman of the Compensation Committee of the Board of Directors since May 2012, having previously served as chairman and a member of a predecessor committee of that committee since May 2009. He served as a director of Olsten Corporation from 1998 until March 2000. He was president and chief executive officer of The Hearst Corporation, a private diversified communications company with interests in magazine, newspaper and business publishing, television and radio stations and cable programming networks, from 2002 to 2008. He is a director, chairman of the audit committee and member of the nominating and governance committee of Towers Watson & Co. and was a director of Hearst-Argyle Television, Inc. from 1997 to 2008 and a director of Wyeth from 2005 to 2009. Mr. Ganzi is 66 years old. In nominating Mr. Ganzi for re-election as a director, our Board of Directors focused on his past experience as chief executive officer, chief financial officer and chief legal officer of The Hearst Corporation and the knowledge of Gentiva that he has gained and shared from serving as a director and member of our Audit Committee since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Philip R. Lochner, Jr.

Mr. Lochner has served as a director of Gentiva since September 2009, as chairman and a member of the Corporate Governance and Nominating Committee of the Board of Directors since May 2012, having previously served as a member of a predecessor committee of that committee since September 2009, and as a member of the Clinical Quality Committee of the Board of Directors since May 2010. Mr. Lochner currently is a director and member of the audit committee and the director affairs/corporate governance committee of CLARCOR Inc., the presiding director and member of the audit committee and the executive committee and chairman of the governance and public responsibility committee of CMS Energy Corporation and a director and member of the audit committee and the nominating and governance committee of Crane Co. During the past five years, at various times, Mr. Lochner was a director of Apria Healthcare Group Inc., GTECH Holdings Corporation, Monster Worldwide, Inc. and Solutia Inc. From 1991 until 1998, Mr. Lochner was senior vice president and chief administrative officer of Time Warner Inc. Prior to that, from 1990 to 1991, he served as a Commissioner of the Securities and Exchange Commission. He has also previously served as a member of the board of governors of the National Association of Securities Dealers and of the American Stock Exchange. Mr. Lochner is 70 years old. In nominating Mr. Lochner for re-election as a director, our Board of Directors focused on his expertise in the areas of mergers and acquisitions, corporate governance and compensation, his prior service as a Commissioner of the Securities and Exchange Commission and his varied service on the board of directors and board committees of several public companies as important attributes and experience for his continuing to serve as one of our directors.

Stuart Olsten

Mr. Olsten has served as a director of Gentiva since November 1999, as a member of the Audit Committee of the Board of Directors since May 2008 and as a member of the Compensation Committee of the Board of Directors since May 2012, having previously served as a member of a predecessor committee of that committee since May 2009. He served as a director of Olsten Corporation from 1986 until 2000. From 1990 to 2000, at various times, he served as Olsten Corporation’s chairman of the board of directors, vice chairman and president. From 2001 to 2007, Mr. Olsten was the chairman of the operating board of MaggieMoo’s International, LLC and was its president and chief executive officer in 2003. Mr. Olsten serves on the board of private online employment service company IvyExec, Inc., as well as on the board of HarQen, Inc., a voice asset management company, where he also serves as chairman of the compensation committee. He is on the Advisory Board of the Syracuse University School of Management. Mr. Olsten is 60 years old. In nominating Mr. Olsten for re-election as a director, our Board of Directors focused on his extensive background in employment services and the knowledge of Gentiva that he has gained and shared from serving as a director since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Sheldon M. Retchin, M.D., M.S.P.H.

Dr. Retchin has served as a director of Gentiva and a member of the Clinical Quality Committee of the Board of Directors since September 2009 and as a member of the Corporate Governance and Nominating Committee of the Board of Directors since May 2012. Since 2003, Dr. Retchin has served as the chief executive officer of the Virginia Commonwealth University Health System in Richmond, Virginia, and as vice president for health sciences at Virginia Commonwealth University. The Virginia Commonwealth University Health System is a large academic health center in Central Virginia and delivers primary and tertiary health care to the mid-atlantic region. Dr. Retchin is a professor in the departments of internal medicine, gerontology and health administration and is a national expert in health policy and health care delivery, with special expertise on the costs, quality and alternative financing strategies for the Medicare program. He has over 80 publications on the costs and quality of care and has had appointments on numerous national panels regarding health care and the health professional workforce. Dr. Retchin is 62 years old. In nominating Dr. Retchin for re-election as a director, our Board of Directors focused on his clinical and executive leadership in the health care field and his recognized expertise in health policy and health care delivery, especially regarding the Medicare program, as important attributes and experience for his continuing to serve as one of our directors.

Tony Strange

Mr. Strange has served as a director of Gentiva and our chief executive officer since January 2009, and as our president since November 2007. He served as our chairman of the Board of Directors from May 2011 to February 2013. He served as chief operating officer of Gentiva from November 2007 to May 2009 and as executive vice president of Gentiva and president of our home health division from February 2006 to November 2007. From 2001 to 2006, Mr. Strange served as president and chief operating officer of The Healthfield Group, Inc. Mr. Strange joined Healthfield in 1990 and served in other capacities, including regional manager, vice president of development and chief operating officer, until being named president in 2001. He is a director of the National Association for Home Care & Hospice. Mr. Strange is 50 years old. In nominating Mr. Strange for re-election as a director, our Board of Directors focused on his leadership and execution as our chairman and chief executive officer in growing Gentiva, driving and integrating Gentiva’s acquisition of Odyssey HealthCare, Inc. and setting and communicating the proper cultural and behavioral tone as important attributes and experience for his continuing to serve as one of our directors.

Raymond S. Troubh

Mr. Troubh has served as a director of Gentiva since November 1999, as a member of the Audit Committee of the Board of Directors since May 2000, serving as chairman of that committee from May 2009 to May 2011, and as a member of the Compensation Committee of the Board of Directors since May 2012, having previously served as a member of its predecessor committees since November 1999. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director, member of the compensation committee and member of the audit committee of Diamond Offshore Drilling Inc., a director and member of the compensation committee of General American Investors Company, and a director and member of the audit committee and the nominating and corporate governance committee of

The Wendy’s Company. Mr. Troubh is 86 years old. In nominating Mr. Troubh for re-election as a director, our Board of Directors focused on his seasoned experience from having served on the board of directors and board committees of varied public companies, his vision and expertise in matters of corporate governance, his former selection as Director of the Year by the National Association of Corporate Directors and the knowledge of Gentiva that he has gained and shared as a director and member of our Audit Committee and Compensation Committee (and its predecessor committees) since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Rodney D. Windley

Mr. Windley has served as our executive chairman of the Board of Directors since February 2013. He has served as a director of Gentiva since February 2006, when he was elected to the Board of Directors and appointed vice chairman of the Board of Directors in connection with the completion of our acquisition of The Healthfield Group, Inc. He has served as a member of the Clinical Quality Committee of the Board of Directors since May 2008, serving as chairman since May 2009. Mr. Windley, Healthfield’s founder, had served as its chairman and chief executive officer since its inception in 1986 until the completion of the acquisition. Mr. Windley is the chairman of Prom Queen, LLC, a private real estate holding and restaurant development company, chairman of RDW Ventures, LLC, a private equity firm, and chairman of Gulf Coast Hatteras, Inc., a private yacht and sport fishing dealership. Mr. Windley is president of the Georgia Association for Home Care and is also chair emeritus of Fragile Kids Foundation, Inc., having started the charity in 1992. Mr. Windley is 65 years old. In nominating Mr. Windley for re-election as a director, our Board of Directors focused on his past experience as founder and chief executive officer of Healthfield, his financial and entrepreneurial background and his expansive knowledge of the health care industry as important attributes and experience for his continuing to serve as one of our directors.

CORPORATE GOVERNANCE

Independent Directors

In accordance with the listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”), we ensure that at least a majority of our Board of Directors is independent under the NASDAQ definition of independence, and that the members of the Board of Directors as a group maintain the requisite qualifications under NASDAQ listing standards for populating the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee and the Board of Directors have determined that Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Stuart Olsten, Sheldon M. Retchin and Raymond S. Troubh do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NASDAQ listing standards. In addition, we define “independent director” in the charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, all of which may be found on our website at www.gentiva.com under the “Investors” section. Each member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee is independent in accordance with NASDAQ listing standards and, in the case of a member of the Audit Committee or the Compensation Committee, in accordance with the rules of the Securities and Exchange Commission, and satisfies the definition of “independent director” set forth in the respective committee charter.

The independent directors generally meet in executive session on the dates when regularly scheduled Board of Directors meetings are held. Mr. Ganzi, the Lead Director, presides over the executive sessions of the independent directors.

Meetings of the Board of Directors and its Committees

During the past fiscal year, the Board of Directors held five meetings. During our 2012 fiscal year, our Compensation, Corporate Governance and Nominating Committee was split into two separate committees: the

Compensation Committee and the Corporate Governance and Nominating Committee. As a result of that change, the Board of Directors now has four standing committees: an Audit Committee; a Clinical Quality Committee; a Compensation Committee; and a Corporate Governance and Nominating Committee. Except for Mr. Windley’s service as chairman and a member of the Clinical Quality Committee, each member of each committee is “independent.”

During 2012, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board of Directors and all committees on which the director served during the period that the director served. All the members of our Board of Directors attended the 2012 Annual Meeting of Shareholders, except for one director. It is our policy to encourage the members of our Board of Directors to attend annual meetings of shareholders.

Audit Committee

The principal functions and responsibilities of the Audit Committee include:

•	overseeing our internal control structure, financial reporting and legal and compliance programs;

•	discussing guidelines and policies with respect to our financial risk assessment and risk management policies with management;

•	reviewing and selecting the independent registered public accounting firm to audit our consolidated financial statements;

•	receiving and acting on reports and comments from our independent registered public accounting firm and approving the firm’s fees;

•	reviewing critical accounting principles and estimates employed in our financial reporting;

•

reviewing our annual audited consolidated financial statements and unaudited quarterly financial statements with management and our independent registered public accounting firm and recommending inclusion of the audited financial statements in our annual report on Form 10-K and the unaudited financial statements in our quarterly reports on Form 10-Q;

•	maintaining direct lines of communication with the Board of Directors and our management, internal auditing staff and independent registered public accounting firm; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Forman serves as the chairman, and Messrs. Ganzi, Olsten and Troubh serve as members, of the Audit Committee. The committee met seven times in 2012. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on our website at www.gentiva.com under the “Investors” section. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), Exchange Act Rule 10A-3 and applicable NASDAQ listing standards. The Board of Directors has determined that each member of the Audit Committee is “independent” under the heightened independence standards required for members of the Audit Committee by NASDAQ listing standards, the rules of the Securities and Exchange Commission and the Audit Committee charter. The Board of Directors has also determined that Victor F. Ganzi is an “audit committee financial expert,” as that term is defined by rules and regulations of the Securities and Exchange Commission.

Clinical Quality Committee

The principal functions and responsibilities of the Clinical Quality Committee include:

•	providing oversight of our clinical leadership in the development of leading edge clinical strategies and practices;

•	monitoring our performance against established internal and external benchmarking regarding clinical performance and outcomes;

•	facilitating the development of industry best practices based on internal and external data comparisons;

•	fostering enhanced awareness of our clinical performance by the Board of Directors and external sources;

•	establishing a long term, strategic clinical vision for Gentiva; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Windley serves as the chairman, and Mr. Lochner and Dr. Retchin serve as members, of the Clinical Quality Committee. The committee met three times in 2012. The Board of Directors has adopted a written charter for the Clinical Quality Committee, which is posted on our website at www.gentiva.com under the “Investors” section.

Compensation Committee

The principal functions and responsibilities of the Compensation Committee include:

•

overseeing and administering our executive compensation policies, plans and practices and establishing and adjusting from time to time compensation for our Chief Executive Officer and our other executive officers;

•

administering and authorizing the issuance of stock options, stock awards and other awards under our 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) and awards under our Executive Officers Bonus Plan;

•	overseeing succession planning for our Chief Executive Officer and other key executives;

•	advising the Board of Directors on trends in compensation programs for directors, with a view towards aligning such compensation with shareholder interests; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Ganzi serves as the chairman, and Messrs. Olsten and Troubh serve as members, of the Compensation, Committee. The committee met six times in 2012, four of which were prior to the committee split. The Board of Directors has adopted a written charter for the Compensation Committee, which is posted on our website at www.gentiva.com under the “Investors” section. The Compensation Committee has been established in accordance with Exchange Act Rule 10C-1 and applicable NASDAQ listing standards. The Board of Directors has determined that each of the members of the committee is “independent” under the heightened independence standards required for members of the Compensation Committee by NASDAQ listing standards, the rules of the Securities and Exchange Commission and the committee charter, is a “non-employee director” as defined in the committee charter and in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code and related regulations.

Compensation Committee Process

In addition to the functions and responsibilities discussed above, the Compensation Committee is responsible for establishing goals and objectives relevant to executive compensation, evaluating our executive officers’ performance and proposing guidelines regarding director compensation matters. The committee makes recommendations to our Board of Directors regarding our incentive compensation and equity compensation plans and approves awards under our equity compensation plans. The committee also oversees our benefit plans and evaluates any proposed new retirement or executive benefit plans. The committee may delegate its plan administrative duties and has delegated certain authority to administer Gentiva’s Employee Stock Purchase Plan to our Benefits Plan Administrative Committee, which is appointed by the Board of Directors.

The Compensation Committee has the sole authority, without action of our Board of Directors, to retain and terminate compensation consultants, independent legal counsel and other advisors, and considers the factors laid out in Exchange Act Rule 10C-1 and NASDAQ listing standards before selecting, or receiving services from, a compensation consultant, independent legal counsel or other advisor. The committee has engaged compensation consultants to provide information and recommendations regarding executive officer compensation, including equity grants and performance cash awards, as discussed in more detail in the Compensation Discussion and Analysis below.

The Compensation Committee generally receives proposals and information from its compensation consultant and from our Chief Executive Officer for its consideration regarding executive compensation. As discussed below in the Compensation Discussion and Analysis, our Chief Executive Officer works closely with the committee to maintain an open dialogue regarding our goals, progress towards achievement of those goals and expectations for future performance, and makes recommendations regarding the compensation of our executive officers other than himself. However, our Chief Executive Officer may not be present during the committee’s deliberation or voting related to his compensation.

Early in the year, the Compensation Committee generally reviews our executive officers’ compensation, approves any salary increases (unless approved at the end of the prior year) and long-term incentives, evaluates and approves discretionary contributions and the annual cash incentive awards for the prior year, and establishes the performance goals for the upcoming year. Throughout the year, the committee oversees recruiting for senior executive positions and approves compensation for newly hired or promoted senior executives. The committee also reviews our general employee benefit plans and approves changes as needed. At the end of the year, the committee generally meets to review executive compensation and discuss potential compensation to be approved for the following year, and may approve salary increases or other compensation matters for the following year.

Compensation Risk Assessment

The Compensation Committee has evaluated our compensation program to ensure that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on Gentiva.

We believe that we have minimized the potential for excessive risk taking in our annual cash incentive program by:

•

setting performance goals for our executive officers and other employee participants that generally include quantitative and qualitative criteria, some of which would conflict with taking excessive risks to achieve short-term gain; and

•	retaining the ability to utilize negative discretion in determining annual cash incentive awards if an executive officer or other employee participant takes unnecessary or inappropriate risks.

The other two principal elements of our compensation program—base salaries and long-term incentive awards—are either risk neutral or help lower risk. Annual base salary increases for our executive officers and other employees are based on a number of factors that reward performance that improves Gentiva’s business and reputation for clinical excellence, but are tempered by the employee’s historical compensation as well as competitive market data. Our long-term incentive awards utilize a balanced portfolio of compensation elements, such as cash and equity, and focus on sustained performance over time. These awards vest or are earned over several years and the potential compensation an executive officer or other participating employee can receive through them is generally tied directly to our stock price and/or other corporate performance metrics. The committee believes that this discourages taking excessive risk for a short-term gain because it is incompatible with maximizing the value of these incentive awards over the long-term. In addition, we have adopted and implemented share ownership guidelines for our executive officers.

Compensation Committee Interlocks and Insider Participation

None of the directors on the Compensation Committee (or the Compensation, Corporate Governance and Nominating Committee prior to the split in the committees) is or was formerly an officer or employee of Gentiva or had any relationship or related party transaction requiring disclosure under the rules of the Securities and Exchange Commission. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

The principal functions and responsibilities of the Corporate Governance and Nominating Committee include:

•	monitoring and safeguarding the independence of our Board of Directors;

•

seeking, considering and recommending qualified candidates for election as directors and recommending a slate of nominees for election by the shareholders at the annual meeting, subject to the approval of the Board of Directors;

•	devising and proposing to the Board of Directors corporate governance guidelines and a code of business conduct and ethics for directors, officers and employees; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Lochner serves as the chairman, and Mr. Forman and Dr. Retchin serve as members, of the Corporate Governance and Nominating Committee. The committee met six times in 2012, four of which were prior to the committee split. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is posted on our website at www.gentiva.com under the “Investors” section. The Board of Directors has determined that each of the members of the committee is an “independent director” as defined under NASDAQ listing standards and the committee charter.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee will consider recommendations for director nominees from an array of sources, including members of our Board of Directors, management and shareholders. Shareholders who would like the Corporate Governance and Nominating Committee to consider a prospective candidate should act in accordance with our Bylaws and submit the candidate’s name, age, business and residence address, biographical data and qualifications, and provide an accounting of the number of shares of stock held, beneficially or of record, by the prospective candidate, as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director, to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. Submissions of names (and other required information) by shareholders of prospective candidates for consideration by the committee for nomination and election at our 2014 Annual Meeting of Shareholders must be received in writing by us at the above address on or after October 4, 2013 and on or before December 4, 2013. The committee reserves the right to request additional information from the candidate to assist the committee in the evaluation process.

The Corporate Governance and Nominating Committee believes that all members of the Board of Directors should have a high level of professional and personal ethics and values and outstanding ability and sound judgment. Directors should be committed to enhancing shareholder value and have sufficient time to attend meetings and participate effectively on the Board of Directors. Each director is expected to represent the interests of all shareholders.

While there is no firm requirement of minimum qualifications or skills that a director candidate must possess, the Corporate Governance and Nominating Committee seeks to identify candidates with a diversity of background and experience as it deems appropriate given the then current needs of the Board of Directors. Director candidates have been identified by current directors and executive search firms. The committee evaluates director candidates based on a number of factors, including their independence, business judgment, leadership ability, experience in developing and analyzing business strategies, experience in the health care industry, strategic vision and financial literacy, and, for incumbent directors, their past performance. All members of the Board of Directors may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Once the Corporate Governance and Nominating Committee has evaluated the director candidates as described above, it recommends the slate of nominees to the Board of Directors for its approval. The Board of Directors then recommends the slate of nominees to the shareholders for their approval at the next annual meeting of shareholders.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer, Tony Strange, is a member of our Board of Directors, but he does not serve on any committees of the Board of Directors. Rodney D. Windley serves as our executive Chairman of our Board of Directors and as chairman of the Clinical Quality Committee. Our Board of Directors has an independent Lead Director, Victor F. Ganzi. Among other responsibilities, the Lead Director:

•	convenes and chairs regular and special executive sessions of the independent directors;

•	serves as liaison between the independent directors and the Chairman of the Board of Directors and the Chief Executive Officer;

•	presides at meetings of the Board of Directors in the absence of the Chairman and Vice Chairman; and

•	performs such other duties as agreed by the Board of Directors or the independent directors from time to time.

We believe that our leadership structure is appropriate given the independent leadership that our Board of Directors has in the form of our Lead Director.

The Board of Directors administers its risk oversight function through the Audit Committee of the Board of Directors. Through its charter, the Audit Committee is charged, among other things, with:

•	overseeing our compliance programs and meeting with our Chief Compliance Officer;

•	reviewing with our General Counsel, on a regular basis, all material litigation and other significant legal matters;

•

meeting with our independent auditors, internal auditors and financial management and reviewing the scope of audit procedures of the proposed audit and, at the completion of the audit, meeting again with the independent auditors to review audit results; and

•	reporting to the Board of Directors at regular intervals on the committee’s activities.

Shareholder Communications

The Board of Directors has established a process for shareholders to send communications to the Board of Directors. Shareholders may communicate with the Board of Directors generally or with a specific director at any time by writing to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Secretary will forward communications to the director to whom they are addressed, or, if addressed to the Board of Directors generally, to the chair of the Corporate Governance and Nominating Committee.

Code of Ethics and Corporate Governance Guidelines

We have adopted two codes of ethics, a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer) and a Code of Business Conduct and Ethics, the latter being applicable to all of our employees, officers and directors. The codes are designed to promote honest and ethical conduct by our employees, officers and directors, and each is posted on our website at www.gentiva.com under the “Investors” section.

We have also adopted Corporate Governance Guidelines, which address, among other things: director and Board of Directors responsibilities to Gentiva and its shareholders; Lead Director responsibilities and independent director sessions; director qualification standards, including “independence” requirements; and director stock ownership guidelines. The Corporate Governance Guidelines are also posted on our website at www.gentiva.com under the “Investors” section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 11, 2013, the record date for the Annual Meeting (unless otherwise indicated), the amount of beneficial ownership of our common stock held by:

•	our named executive officers in the Summary Compensation Table;

•	each current director and nominee for director;

•	each beneficial owner of more than five percent of our common stock; and

•	all of our executive officers and directors as a group.

For the purpose of the table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after March 11, 2013 through the exercise of stock options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount of Shares of Common Stock and Nature of Beneficial Ownership(1)(2)(3)(4)	Percent of Class Owned (if more than 1%)
John N. Camperlengo	201,071	—
David A. Causby	164,278	—
Jeff Shaner	150,883	—
Eric R. Slusser	258,102	—
Tony Strange	1,054,448	3.3%
Robert S. Forman, Jr.(5)	110,710	—
Victor F. Ganzi (6)	159,103	—
Philip R. Lochner, Jr.	29,363	—
Stuart Olsten(7)	246,766	—
Sheldon M. Retchin	30,363	—
Raymond S. Troubh	184,164	—
Rodney D. Windley(8)	536,373	1.7%
BlackRock, Inc.(9) 40 East 52nd Street New York, NY 10022	3,341,519	10.8%
Wells Fargo & Company(10) 420 Montgomery Street San Francisco, CA 94104	3,253,102	10.5%
Dimensional Fund Advisors LP(11) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,138,690	6.9%
The Vanguard Group – 23 – 1945930 (12) 100 Vanguard Blvd. Malvern, PA 19355	1,855,502	6.0%
All executive officers and directors as a group (13 persons)(13)	3,271,244	10.1%

(1)	Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2)	Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under our 2004 Equity Incentive Plan: Mr. Camperlengo— 115,710; Mr. Causby—89,376; Mr. Shaner—76,810; Mr. Slusser—114,418; and Mr. Strange—601,218.
(3)	Includes beneficial ownership of the following number of whole shares acquired and currently held under our Employee Stock Purchase Plan, as amended: Mr. Camperlengo—6,014; Mr. Causby—2,835; Mr. Shaner—2,010; and Mr. Strange—10,492.

(4)	Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under our Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Forman—29,363; Mr. Ganzi—53,760; Mr. Lochner—29,363; Mr. Olsten—53,670; Dr. Retchin—29,363; Mr. Troubh—50,640; and Mr. Windley—35,415.
(5)	In addition to the shares referred to in footnote (4), Mr. Forman’s holdings include 79,922 shares owned directly, and 25 shares owned by his wife and 1,400 shares owned by his wife’s trust, as to which shares he disclaims beneficial ownership.
(6)	In addition to the shares referred to in footnote (4), Mr. Ganzi’s holdings include 52,633 shares owned directly and 52,800 shares owned indirectly through a trust.
(7)	In addition to the shares referred to in footnote (4), Mr. Olsten’s holdings include 192,796 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(8)	In addition to the shares referred to in footnote (4), Mr. Windley’s holdings include 500,958 shares owned indirectly through trusts.
(9)	The amount shown and the following information are derived from Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on January 11, 2013 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries (“BlackRock”), reporting beneficial ownership as of December 31, 2012. According to the amended Schedule 13G, BlackRock reported beneficial ownership of 3,341,519 shares of our common stock with sole voting and dispositive power as to all of the shares.
(10)	The amount shown and the following information are derived from Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013 by Wells Fargo & Company on behalf of itself and certain of its subsidiaries (“Wells Fargo”), reporting beneficial ownership as of December 31, 2012. According to the amended Schedule 13G, Wells Fargo reported beneficial ownership of 3,253,102 shares of our common stock, with sole voting and dispositive power as to five shares, shared voting power as to 3,268,726 shares, and shared dispositive power as to 5,830,149 shares.
(11)	The amount shown and the following information are derived from an amended Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013 by Dimensional Fund Advisors LP (“Dimensional”), reporting beneficial ownership as of December 31, 2012. According to the amended Schedule 13G, Dimensional reported beneficial ownership of 2,138,690 shares of our common stock, with sole dispositive power as to all of the shares and sole voting power as to 2,097,083 of the shares. Dimensional, a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). Dimensional reported that, in its role as investment advisor or manager, Dimensional does not possesses investment and/or voting power over the shares of our common stock which are held by the Funds, but may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of the shares.
(12)	The amount shown and the following information are derived from Schedule 13G filed with the Securities and Exchange Commission by The Vanguard Group – 23 – 1945930, reporting beneficial ownership as of December 31, 2012 of 1,855,502 shares of our common stock, with sole voting power as to 48,694 of the shares, sole dispositive power as to 1,809,708 of the shares and shared dispositive power as to 45,794 of the shares.
(13)	Includes 1,892,252 shares owned directly and indirectly by current executive officers and directors, 1,097,508 shares that may be acquired upon exercise of presently exercisable stock options and 281,484 shares representing shares deferred as share units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our Business

We are a leading provider of home health and hospice services serving patients through approximately 430 locations in 40 states. Our revenues are generated from federal and state government programs, commercial insurance and individual consumers.

During 2012, we continued to operate in an environment with a significant amount of reimbursement rate and regulatory uncertainty, which had a significant impact on our financial results and stock price. Notwithstanding these uncertainties, our executive team executed on important strategic initiatives, resolved certain outstanding legal matters and returned value to our shareholders.

•	We increased admission growth in our Home Health division by 5.4% in 2012 versus 2011 (excluding the impact of closed or sold locations).

•	We completed three acquisitions, which increased our market density and geographic coverage.

•	We generated $114.2 million in free cash flow based on improved operating results and tight control over working capital and capital expenditures.

•	We amended our senior secured credit agreement to increase financial covenant flexibility through the remaining term of the facility.

•	We invested significant resources into training and technological advancements to ensure that our employees have the training and tools to outperform our competitors.

•

We were advised by the staff of the Securities and Exchange Commission that its investigation related to our participation in the Medicare Home Health Prospective Payment System is complete and that it does not intend to recommend any enforcement action.

•	We obtained dismissal, with prejudice, of the state court shareholder derivative action filed against us.

•	For 2012, Gentiva’s one-year total shareholder return increased by 48.9%, versus a 12.3% increase in the one-year total shareholder return of the NASDAQ composite index.

In determining executive compensation for 2012, the Compensation Committee considered, among other things, the level of the accomplishments listed above, Gentiva’s operating performance and financial results for prior years, and the existing and the anticipated economic and regulatory environment.

Compensation and Corporate Governance Highlights

The following are some of the key highlights from our compensation and corporate governance practices during the last fiscal year and in the current fiscal year:

•	In 2012, 66% of the targeted total compensation for our NEOs was performance-based and dependent on our financial performance;

•	In 2012 and 2013, our NEOs did not receive increases in their base salaries, which have remained the same since November 2010;

•	In 2012, our NEOs did not receive any equity awards or discretionary cash bonus awards;

•	Our NEOs received long-term performance cash awards which are earned by meeting certain performance measures based on fully-diluted earnings per share and vest generally in three years if earned;

•	Our Executive Officers Bonus Plan contains specific performance criteria, including quantitative financial measures, such as revenues, operating profit margin and operating income;

•	We have stock ownership guidelines for our NEOs and directors which further align the interests of our NEOs and directors with the interests of our shareholders;

•	We have a policy that prohibits all directors, officers and employees from engaging in hedging transactions in our securities;

•

We have a policy that (i) prohibits all directors, officers and employees from holding our securities in margin accounts or pledging more than 50% of their Gentiva securities and (ii) requires that any documents evidencing any proposed pledge must be pre-approved and must provide that securities may not be sold at a time when the pledgor is not permitted to trade in our securities;

•	The roles of our Chairman and Chief Executive Officer have been separated and we also have an independent Lead Director; and

•	Each year the Compensation Committee conducts a risk assessment of our compensation policies and practices.

Shareholder Outreach and Feedback

In an effort to better understand our shareholders’ views regarding our executive compensation practices, management conducted a shareholder outreach effort prior to our 2012 Annual Meeting, during which senior management engaged in discussions with most of our 20 largest shareholders. During these discussions, many shareholders indicated that although they understood that the Compensation Committee had accelerated the 2012 equity grant of stock options to November of 2011 in order to retain and motivate the executive team, they would still elect not to vote in favor of our say on pay proposal. Consistent with such feedback, at our 2012 Annual Meeting, our shareholders did not approve, on an advisory basis, the compensation for our NEOs as presented in our 2012 proxy statement. The Compensation Committee takes this advisory vote into account when developing the compensation for our NEOs. The discussions that we had with our shareholders prior and subsequent to our 2012 Annual Meeting affirmed the Compensation Committee’s decision to award no equity grants in 2012 to our NEOs.

Compensation Program Objectives

Our executive compensation program is intended to attract, motivate and retain executive officers and to align the interests of our executive officers with the interests of our shareholders. Our executive officers’ decisions and behaviors help drive performance at Gentiva, and our executive compensation program is an important part of focusing our executives on the achievement of key performance metrics and fostering a high performance culture that includes providing superior quality care, ensuring a culture of compliance and treating all employees and patients with respect.

In developing the executive compensation program, the Compensation Committee takes into consideration the following objectives:

•	Enhancing shareholder value by focusing our executives’ efforts on the specific performance metrics that help drive shareholder value;

•	Attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation;

•	Incorporating meaningful input from our shareholders based on our shareholder outreach efforts;

•	Aligning executive decision making with our business strategy and goal setting;

•	Reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense; and

•	Providing executives with information so that they understand their total compensation and how rewards are generally a function of both organizational and individual performance.

Principal Elements of Our Compensation Program

The principal elements of our compensation program are as follows:

•	Base salaries;

•	Annual cash incentives, which we believe are designed to motivate our executive officers to meet our objectives and focus on our priorities and core values; and

•

Long-term incentives, which we believe are an important part of a competitive compensation structure needed to attract and retain talented executives and to focus our executive officers on long-term performance.

Role of the Compensation Committee

During our 2012 fiscal year, our Compensation, Corporate Governance and Nominating Committee was split into two separate committees: a Compensation Committee and a Corporate Governance and Nominating Committee. References to “the committee” in this CD&A mean the Compensation, Corporate Governance and Nominating Committee for matters occurring prior to this split in May 2012 and the Compensation Committee after this split. The committee oversees our executive compensation program, including our compensation process and decisions for our NEOs. Our NEOs for 2012 are:

•	Tony Strange, our Chief Executive Officer and President;

•	Eric R. Slusser, our Executive Vice President, Chief Financial Officer and Treasurer;

•	David A. Causby, our Senior Vice President and President of our Home Health division;

•	Jeff Shaner, our Senior Vice President and President of our Hospice division; and

•	John N. Camperlengo, our Senior Vice President, General Counsel and Secretary.

Compensation Consultant

In 2012, the committee again engaged Aon Hewitt as its independent compensation consultant to provide the committee with competitive market data and to assist the committee in evaluating compensation for our executive officers for 2012. The compensation consultant meets regularly, and as needed, with the committee in executive sessions and has direct access to the committee chair during and between meetings. The compensation consultant works with management to gather data required in preparing historical analyses for committee review, and provides the committee with market trend information.

In addition to their performance of services for the committee, in 2012 management used Aon Hewitt to provide additional services to Gentiva that were unrelated to executive compensation, including human resource consulting and brokerage services related to employee benefit insurance products, such as group life, home and automobile, and legal services that were offered to employees. Aon Hewitt’s fees for these additional services totaled approximately $1,367,000 in 2012. We have separate relationships with each of the service teams providing these non-executive compensation consulting services, and relationships with the different service teams are overseen by different management employees. The compensation consultant’s service team that advises the committee does not receive any compensation based on any other work that Aon Hewitt performs for Gentiva, and the compensation service team does not perform any other services on behalf of Gentiva. Aon

Hewitt annually certifies to the committee the independence of its executive compensation services and the adherence of its executive compensation consultants to Aon Hewitt’s independence policies, practices and procedures. The committee has reviewed the relationship with Aon Hewitt and considered relevant factors to determine whether there existed a conflict of interest as to the compensation consultant and concluded there was no such conflict. The committee has sole authority to retain and terminate any independent compensation consultant. Aon Hewitt’s fees were approximately $253,000 for the executive compensation services it provided to the committee in 2012.

Peer Group Analysis

The committee annually reviews, with the assistance of its consultant and management, the composition of the peer group that it uses for analysis of competitive market compensation data. Although market compensation data from the peer group is a principal factor that we considered to understand competitive compensation, industry trends and best practices regarding various compensation developments, we did not follow a particular benchmark with regard to competitive data in 2012. This decision was based in large part upon our desire for flexibility in designing our compensation program. Instead, the competitive data provided us with a general gauge with which to assess current market compensation levels and practices. In addition, we did not use any particular benchmark or guideline for the mix of various elements of compensation in 2012, although we did take into consideration market trends.

In formulating executive compensation for 2012, the committee conducted its annual review of the peer group in August 2011. As part of this review, the committee’s compensation consultant provided information for a peer group focusing on companies that provide services similar in nature to those provided by Gentiva, as well as companies that are competitors for our talent. The peer group approved by the committee in August 2011, and used by the committee for evaluating and approving 2012 executive compensation, consisted of the following companies:

Amedisys, Inc.	Kinetic Concepts, Inc.
Brookdale Senior Living Inc.	LHC Group, Inc.
Centene Corporation	Lifepoint Hospitals, Inc.
Chemed Corporation	Lincare Holdings, Inc.
DaVita Inc.	MEDNAX
Emeritus Corporation	Resmed, Inc.
HealthSouth Corporation	Select Medical Holdings Corporation
Health Management Associates, Inc.	Sun Healthcare Group, Inc.
Invacare Corporation	Varian Medical Systems Inc.
Kindred Healthcare, Inc.

The committee’s determination of the peer group included an assessment of the following factors:

•	the representation of the potential members of our peer group in our industry, as well as each company’s Global Industry Classification Standard (GICS) code;

•	the companies that we consider to be competitors in our industry, as well as for our talent;

•	those companies with annual revenues of approximately 0.5 times to 2.5 times our annual revenues;

•	the business model utilized by potential members of our peer group; and

•	those companies naming Gentiva as a member of their peer group.

Our peer group consists of companies of varying size. To address the differences in size, we use regression analysis. Regression analysis is a statistical technique that, for compensation purposes, is used to develop a “size adjusted” estimated market value for each executive position studied. This estimated market value is used for comparisons of total compensation opportunity at Gentiva against our peer companies.

Though the committee believes the peer group is appropriate for Gentiva’s purposes, it should be noted that no two companies, even in the same industry, are exactly alike, and all comparisons with other companies, for compensation or other purposes, are, at best, informative. Compensation decisions necessarily involve complex qualitative judgments by the committee.

Base Salary

Base salary is a fundamental element of compensation and is integral to competitive employment arrangements. The committee reviews, with the advice of its compensation consultant, the base salary for our Chief Executive Officer and our other executive officers each year, including our NEOs. In approving the base salaries for 2012, the committee considered the relative importance of each officer’s position; the officer’s individual performance and contributions to Gentiva; and for the base salaries of officers other than himself, the recommendations of Mr. Strange, our Chief Executive Officer.

The committee also reviewed historical compensation information for each of the NEOs, the historical progression of each NEO’s compensation and variations in compensation levels among the NEOs. The committee also reviewed additional information provided by the compensation consultant, including competitive market data from the peer group.

In January 2012, the committee determined there would be no increase in the base salaries of the NEOs, which have remained unchanged since November 2010, because the committee believed the base salaries remained competitive. As such, 2012 base salaries were as follows:

Named Executive Officer	2012 Base Salary
Tony Strange	$875,000
Eric R. Slusser	$475,000
David A. Causby	$425,000
Jeff Shaner	$425,000
John N. Camperlengo	$400,000

In February 2013, the committee determined that the base salaries for the NEOs for 2013 would be the same as their 2012 base salaries.

Annual Cash Incentives

Under our compensation program, an important part of each executive officer’s annual cash compensation is provided under our Executive Officers Bonus Plan and is generally dependent on the achievement of both quantitative corporate performance goals and, with the exception of Mr. Strange, individual qualitative performance goals. The corporate performance goals are based on performance criteria included in the Executive Officers Bonus Plan. We believe that this element of compensation is part of the basic compensation package provided by companies with which we compete for executive talent, and therefore helps us remain competitive.

Early each year, based largely on the recommendations from our Chief Executive Officer, the committee establishes corporate performance goals and individual performance goals for each executive officer. The committee also establishes a target annual cash incentive amount for each executive officer as a percentage of base salary, which is used at the end of the year as the base point for determining any actual annual cash incentive payments.

In setting the target annual cash incentive amounts for 2012, the committee considered information from the peer group data mentioned above and, with respect to the NEOs other than the CEO, the recommendations of Mr. Strange. In February 2012, the committee set the following target annual cash incentive amounts as a percentage of base salary:

Named Executive Officer	Target Annual Cash Incentive Amount
Tony Strange	100%
Eric R. Slusser	75%
David A. Causby	75%
Jeff Shaner	75%
John N. Camperlengo	70%

The committee believed that the 2012 percentages, which were identical to the 2011 percentages, continued to be appropriate for the executives as these levels of annual incentives were competitive with the market and provided internal consistency among our executive officers based on their levels of responsibility and contributions to our performance.

The actual amount payable for annual cash incentives is determined by the committee after the end of each fiscal year, based on the extent to which the previously established performance goals were met or exceeded. For 2012, the committee approved corporate performance goals that were based on the following criteria: net revenues, operating profit margin and operating income. The committee approved financial goals that reflect key components of our corporate financial performance and that provide added incentives for achievement that benefit Gentiva and ultimately should benefit our shareholders. In addition, the quantitative measures approved by the committee reflect the standards that Gentiva sets for itself in its business plan. The committee considers all annual cash incentives at its February meeting because it believes it is an appropriate time both to assess our executive officers’ performance during the prior year and to appropriately set targets and motivate the executive officers for the new year.

The committee approved the following target performance levels for the 2012 corporate performance goals for Mr. Strange and Messrs. Slusser, Causby, Shaner and Camperlengo and the following individual performance goals for Messrs. Slusser, Causby, Shaner and Camperlengo:

2012 Corporate Financial Goals and Results and 2012 Individual Goals and Results
Goal	Weight of Goals at Target	Adjusted Target Performance Level	Adjusted Actual Results	Contribution to Incentive Performance
Mr. Strange
Net revenues:(1)	35.0%	$1,711 million	$1,684 million	0.0	%(2)
Operating profit margin:(3)	20.0%	10.9%	11.1%	30.0	%(4)
Operating income:(5)	45.0%	$186.0 million	$187 million	49.5	%(6)
Total:	100.0%			79.5	%(8)
Messrs. Slusser, Causby, Shaner and Camperlengo
Net revenues:(1)	25.0%	$1,711 million	$1,684 million	0.0	%(2)
Operating profit margin:(3)	15.0%	10.9%	11.1%	22.5	%(4)
Operating income:(5)	30.0%	$186.0 million	$187 million	33.0	%(6)
Individual Goals	30.0%	30.0%	*(7)	*	(8)
Total(7)	100%			*	(8)

(1)	Adjusted target net revenues and adjusted actual net revenues are calculated by excluding 2012 acquisitions and dispositions.

(2)	Contribution to Incentive Performance is based on a pre-approved formula of adding 2.5% of the weight of the net revenues performance goal for each $1 million increase in adjusted actual net revenues over the $1,711 million adjusted Target Performance Level. For example, if Gentiva’s adjusted actual net revenues were $1,721 million, the weight of Mr. Strange’s net revenues goal would increase from 35.0% to 43.75% and the weight of the other NEOs’ net revenues goal would increase from 25.0% to 31.25%. The Contribution to Incentive Performance of the net revenues performance goal for 2012 was 0.0% because Gentiva’s adjusted actual net revenues did not exceed the threshold amount set by the committee in February 2012.
(3)	For purposes of setting this corporate performance goal, adjusted target operating profit margin and adjusted actual operating profit margin are defined as EBITDA (earnings before interest, taxes, depreciation and amortization) divided by net revenues for fiscal 2012, as adjusted to exclude the following items occurring during fiscal 2012: (i) all items of gain, loss or expense determined to be extraordinary or non-recurring in nature; (ii) all items of gain, loss or expense related to restructurings and discontinued operations, as determined in accordance with generally accepted accounting principles; and (iii) any profit or loss attributable to the business operations of any entity acquired by Gentiva and the related integration cost.
(4)	Contribution to Incentive Performance is based on a pre-approved formula of adding 25.0% of the weight of the operating profit margin goal for each 0.1% increase of adjusted actual operating profit margin over the 10.9% adjusted Target Performance Level. For example, if Gentiva’s adjusted actual operating profit margin was 11.0%, the weight of Mr. Strange’s operating profit margin goal would increase from 20.0% to 25.0% and the weight of the other NEOs’ operating profit margin goal would increase from 15.0% to 18.75%.
(5)	For purposes of setting this corporate performance goal, adjusted target operating income and adjusted actual operating income are defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude the following items occurring during fiscal 2012: (i) all items of gain, loss or expense determined to be extraordinary or non-recurring in nature, including asset impairments, or related to the disposal of a business or a segment of a business or related to a change in accounting principle, all as determined in accordance with generally accepted accounting principles; (ii) all items of gain, loss or expense related to restructurings and discontinued operations, as determined in accordance with generally accepted accounting principles; and (iii) any profit or loss attributable to the business operations of any entity acquired by Gentiva and the related integration cost.
(6)	Contribution to Incentive Performance is based on a pre-approved formula of adding 5.0% of the weight of the operating income goal for each whole $500,000 of adjusted actual operating income earned over the $186.0 million adjusted Target Performance Level. For example, if Gentiva’s adjusted actual operating income was $188.0 million, the weight of Mr. Strange’s operating income goal would increase from 45.0% to 54.0% and the weight of the other NEOs’ operating income goal would increase from 30.0% to 36.0%.
(7)	Evaluation of individual performance goals and determination of results are discussed below, in the section entitled “—Other Named Executive Officers.”
(8)	The committee determined that the Contribution to Incentive Performance of the individual goals for each of Messrs. Slusser, Causby, Shaner and Camperlengo was 21.5%, 59.5%, 0.0% and 21.5%, respectively. Totals are rounded to a full percentage point for presentation purposes. In addition, as described below, for Mr. Strange, the committee evaluated Mr. Strange’s performance under his individual performance goals in light of Mr. Strange’s self-assessment, and concluded that his Contribution to Incentive Performance should be adjusted downward to be aligned with the contribution to incentive performance percentages of Messrs. Slusser and Camperlengo. As a result of that evaluation, the committee adjusted Mr. Strange’s Contribution to Incentive Performance from 79.5% to 77.0%.

Chief Executive Officer

The annual cash incentive for Mr. Strange was structured, in part, to comply with the requirements of Section 162(m) of the Internal Revenue Code. As a result, the calculation of his annual cash incentive award was based on the level of achievement of the corporate performance goals set forth in the above table. The committee retained discretion to make negative adjustments to the amount of any award by taking into account the achievement of his individual performance goals.

Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation over $1,000,000 paid to our Chief Executive Officer and our three other most highly compensated NEOs employed at the end of the year (other than our Chief Financial Officer). Compensation that meets the requirements for qualified performance-based compensation under the Internal Revenue Code is not subject to this limit, but the committee may in its discretion provide compensation to our executive officers that may not be deductible in order to compensate our executive officers in a manner that is commensurate with their performance and the competitive environment for executive talent.

The committee approved 2012 individual goals for Mr. Strange based on subjective and objective criteria that were intended to support the corporate financial goals, as well as our business plan and strategic focus for 2012. The following individual performance goals also were based, in part, on the input of Mr. Strange to the committee:

Tony Strange:

•   Lead the industry in growth while meeting or exceeding budgeted financial goals;

•   Improve the clinical delivery systems to include care transitioning between Home Health and Hospice as clinically appropriate, while integrating Home Health and Hospice specialties;

•   Implement technology that provides a strategic and tactical advantage through a measurable return on investment without significant disruption to the business;

•   Educate legislators and policy makers on the value of Home Health and Hospice to help ensure the protection of the benefits of seniors;

•   Position Gentiva as the industry leader in compliance while minimizing exposure to legal risk;

•   Amend Gentiva’s credit agreement relating to debt covenant issues, including covenant flexibility; and

•   Monitor the Home Health and Hospice mergers and acquisitions markets.

At its meeting on February 19, 2013, the committee reviewed corporate and individual performance for 2012. The committee received a self-assessment from Mr. Strange regarding his own performance and level of achievement for 2012. In making the award determination, the committee reviewed the level of achievement of the corporate performance goals as set forth in the above table. The overall weighted average achievement of the corporate goals was 79.5% of the target levels, as also set forth in the above table, and the committee granted Mr. Strange an annual cash incentive award equal to 77.0% of his target amount. As previously noted, the committee evaluated Mr. Strange’s performance under his individual performance goals and concluded that his contribution to incentive performance percentage should be adjusted downward to be aligned with the contribution to incentive performance percentages of Messrs. Slusser and Camperlengo.

Other Named Executive Officers

For the NEOs, other than Mr. Strange, achievement of the corporate quantitative performance goals was weighted at 70% of the total annual cash incentive award opportunity, with 30% based on the achievement of individual performance goals. The corporate performance goals are weighted more heavily than the individual performance goals because the committee believes that the corporate goals directly impacted our business and provided the most objective means of judging overall performance. The committee accorded considerable weight to Mr. Strange’s recommendation as to the individual performance goals of the other NEOs because of the important role these goals played in providing the committee with a mechanism to exercise its judgment with respect to the individual performance of an executive and the decisions made by that executive throughout the year. The committee retained discretion to make negative or positive adjustments at the end of our fiscal year to annual cash incentive amounts for the other NEOs based on the level of achievement of corporate and individual performance goals.

The individual performance goals for the NEOs other than Mr. Strange are specifically focused on each individual’s area of responsibility. Each officer had the individual performance goals as outlined below:

Eric R. Slusser:

•   Implement technology that provides a strategic and tactical advantage through a measurable return on investment without significant disruption to the business;

•   Amend Gentiva’s credit agreement relating to debt covenant issues, including covenant flexibility;

•   Maintain a corporate cost structure, including equity compensation, that produces budgeted financial goals;

•   Consolidate all corporate lease expenses into certain geographic regions, and renegotiate corporate leases at a favorable rate;

•   Restructure procurement organization to better achieve cost savings;

•   Develop tax strategy within the federal, state and local tax codes that reduce the effective tax rate; and

•   Evaluate strategic acquisition opportunities that would rebalance Gentiva’s capital structure, while monitoring strategic mergers and acquisitions markets for growth opportunities.

David A. Causby:

•   Lead the Home Health industry in appropriate admission growth, while generating budgeted revenues;

•   Redesign and implement specialty rollout and oversight of specialty programs;

•   Develop and implement specialized home care, including care transitions with Hospice in all overlapping markets;

•   Maintain talent development and culture of “Employer of Choice,” reducing and maintaining turnover at targeted levels;

•   Be the Home Health industry’s leader in compliance and integrity;

•   Manage expenses of the Home Health division to achieve budgeted financial goals; and

•   Implement point of care technology in a designated percentage of Home Health locations without significant disruption to the business.

Jeff Shaner:

•   Lead the Hospice industry in appropriate admission growth, while generating budgeted revenues;

•   Develop and implement specialized Hospice care to include care transitions with Home Health in all overlapping markets;

•   Become the Hospice industry’s “Employer of Choice,” reducing combined turnover to targeted levels;

•   Be the Hospice industry’s leader in compliance and integrity;

•   Create an efficient cost to structure to achieve budgeted financial goals; and

•   Implement or enhance technology to support the above priorities.

John N. Camperlengo:

•   Establish Gentiva as the industry leader in compliance by increasing public exposure through legal and compliance presentations at national events affecting post acute care;

•   Position Gentiva in a leadership role related to regulatory and governance matters within the National Hospice and Palliative Care Organization and the National Association for Home Care and Hospice;

•   Establish a Gentiva presence within the HealthCare Compliance Association;

•   Reduce employment litigation through continued education and employee relations;

•   Identify alternative fee arrangement and rate reduction with outside counsel; and

•   Reduce overall legal expenses compared to 2011.

At its meeting on February 19, 2013, the committee also reviewed the 2012 corporate and individual performance of the NEOs other than Mr. Strange. The committee received feedback from Mr. Strange regarding his evaluation and recommended annual cash incentive levels for each of the other NEOs, based on the level of achievement of both the corporate and individual performance goals for 2012 and Mr. Strange’s weighting of each of the individual performance goals, as well as a self-assessment from each executive of his own performance. In making the award determination, the committee reviewed the level of achievement of the corporate performance goals set forth in the above table. The committee then agreed that each of the other NEOs had also performed their individual performance goals at a level of achievement as set forth in the above table. Based in part on Mr. Strange’s feedback, the committee agreed that the overall achievement of the corporate and individual goals was 115.0% of the target levels for Mr. Causby, 77.0% of the target levels for Messrs. Slusser and Camperlengo and 50.0% of the target level for Mr. Shaner, as set forth in the above table. The committee adjusted downward Mr. Shaner’s contribution to incentive performance percentage from 55.0% of the target levels as set forth in the above table to 50.0% of the target levels in light of the Hospice division’s performance.

The amounts of the 2012 annual cash incentives for the Chief Executive Officer and each of the other NEOs were rounded to the nearest $5,000 and are reflected in note 2 to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Incentives

Overview

We believe that long-term incentives help align the interests of our executive officers and our shareholders because the potential compensation an executive can receive is tied directly to our stock price and our earnings performance. We believe this element of compensation is particularly effective for those individuals who have the most impact on the management and success of our business, providing them with a valuable long-term incentive while providing us with a valuable retention tool through the use of vesting periods.

Since 2010, Gentiva has approached long-term incentives by using a variety of award types as permitted by Gentiva’s 2004 Equity Incentive Plan (amended and restated as of March 16, 2011), or the Equity Plan. At its meeting in March 2012, however, and in light of the option grants Gentiva made in November 2011, the committee reaffirmed that no equity awards would be granted to the NEOs for the 2012 fiscal year and that only performance cash awards would be granted. In determining the amount of performance cash awards for each of our NEOs, the committee considered market data, each individual’s role and potential contribution to our business and the appropriate level of award for each executive in relation to the other executive officers. For awards granted to NEOs other than Mr. Strange, the committee also considered Mr. Strange’s recommendations. The committee also considered the value of previous options, including the options granted in November 2011, restricted stock, and performance share units granted to each individual as reflected in the individual’s historical compensation analysis and the value of unvested equity compensation and its role as a retention tool. Information provided by the committee’s compensation consultant regarding general industry trends with respect to the value of performance cash awards provided additional guidance in determining appropriate levels of awards. The committee considered this information as well as management’s recommendations and our needs for retention of and competitive compensation for our executives. The committee then approved the 2012 grant of performance cash awards.

Performance Cash Awards

At its March 22, 2012 meeting, the committee approved one-year performance cash awards and three-year performance cash awards. The dollar amounts of each of the one-year and three-year performance cash awards at target are as follows:

Named Executive Officer	Performance Cash Award (One-Year)	Performance Cash Award (Three-Year)
Tony Strange	$656,250	$656,250
Eric R. Slusser	$237,500	$237,500
David A. Causby	$212,500	$212,500
Jeff Shaner	$212,500	$212,500
John N. Camperlengo	$200,000	$200,000

The committee also approved the performance criteria, and adopted the award agreements, for these performance cash awards. The award agreements for the performance cash awards include the following features:

•

performance measures related to fully-diluted earnings per share for the fiscal year ended December 31, 2012 (in the case of the one-year performance cash awards) and December 31, 2014 (in the case of the three-year performance cash awards), including certain adjustments to those performance measures, with the December 31, 2012 performance measures to be certified by the committee in 2013 and the December 31, 2014 performance measures to be certified by the committee in 2015;

•	the threshold, target and maximum award levels;

•

vesting requirements, including, with respect to the one-year performance cash awards, a requirement that the executive officer remain employed by Gentiva until December 31, 2014 (at which point the executive officer will receive a payout under the performance cash award depending on the committee’s certification that occurred in 2013) and, with respect to the three-year performance cash awards, a requirement that the executive officer remain employed by Gentiva until December 31, 2014, with the December 31, 2014 performance measures to be certified by the committee in 2015;

•	provisions for separation from service and change in control; and

•	provisions regarding forfeiture.

Cash awards are earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2012 (in the case of the one-year performance cash awards) and for the fiscal year ended December 31, 2014 (in the case of the three-year performance cash awards). The committee approved the performance criteria based on Gentiva’s belief that achieving the fully-diluted earnings per share growth performance levels would be challenging but achievable in light of our past performance and the uncertain regulatory and economic environment at the time. A recipient will earn 50% of the target award if Gentiva meets the threshold performance level, 100% of the target award if Gentiva meets the target performance level, and 200% of the target award if Gentiva meets the maximum performance level.

At its February 19, 2013 meeting, the committee certified achievement of the performance measures (as adjusted) based on fully-diluted earnings per share for the fiscal year ended December 31, 2012 at above the target performance level but below the maximum performance level. In determining the actual one-year cash award (as deliverable at the end of 2014), the Committee exercised downward discretion to deliver payment at 85% of target, reflecting the broader performance of the Company.

The amounts of the one-year performance cash awards earned by the NEOs are reflected in note 2 to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Performance Share Units

While no performance share units were awarded in 2012, we awarded performance share units to our NEOs in January 2010 that are based on our earnings per share growth over a three year period, 2010 through 2012. The committee approved the performance criteria based on Gentiva’s belief that achieving the earnings per share growth performance levels would be challenging but achievable in light of our past performance and the uncertain regulatory and economic environment at the time. At its February 19, 2013 meeting, the committee certified non-achievement of Year 3 fully diluted EPS growth goals with respect to one-third of the performance share units awarded in 2010.

Stock Options

At its meeting on February 19, 2013, the committee reviewed achievement of performance goals for 2012 with respect to vesting of a portion of the performance-based options of Mr. Strange granted to him in January 2009 in connection with his promotion to Chief Executive Officer. The goals for the performance-vesting were based on our cumulative EBITDA margin growth compared to the 2008 base year. The committee had approved the performance criteria based on Gentiva’s belief that achieving the EBITDA margin growth performance levels would be challenging but achievable in light of our past performance and the uncertain regulatory and economic environment at the time. The performance goals for 2012 were not met, and there was no vesting of the related portion of the performance-based options.

Executive Agreements

We have entered into severance agreements and change in control agreements with each of our NEOs. Our NEOs’ change in control agreements and severance agreements are designed so that executives can only receive benefits under one of the two agreements upon termination but not under both. On February 23, 2011, our Board of Directors approved new change in control agreements and severance agreements with Messrs Strange, Slusser, Causby, Shaner and Camperlengo. These agreements supersede the change in control agreements and severance agreements previously entered into between Gentiva and these executive officers. The new change in control agreements and severance agreements generally provide for substantially the same benefits as the prior agreements. The current agreements are described in detail in the section below entitled “Potential Payments upon Termination or Change in Control.”

We believe that the severance agreements help us to attract talented executives by providing an executive with security in the event that we terminate the executive without cause or, in some cases, if specified actions on our part cause the executive to leave for good reason. We believe that these agreements provide security to our executives that allow them to focus on managing our business and, in the event the executive’s position is terminated without wrongdoing by the executive, to transition to a new position. These agreements also allow us to obtain a release of claims from the executive. In addition, separate non-solicitation, non-competition and confidentiality agreements with each of our executives contain valuable covenants to protect our confidentiality, as well as non-competition and non-solicitation covenants that protect our business.

If there is a change in control, our business may change significantly and one or more of our executives may not have a place in the resulting company, or may face a significantly changed working environment. Even the rumor of a potential change in control can create uncertainty that could have a disruptive effect on our business and lead to executive departures. Therefore, our change in control agreements are designed to provide additional security for our executives in the event that their employment is terminated by us without cause or by the executive for good reason, as a result of a change in control of Gentiva. The additional benefits these agreements offer upon a change in control provide an incentive for executives to pursue potential business transactions that could be very valuable to us and to our shareholders, but which could create an uncertain future for our executive officers. In the event of a change in control, the Equity Plan provides for accelerated vesting of stock options and stock appreciation rights, which allows the executives to participate fully in any resulting increase in the value of our common stock in the same manner as our shareholders, and provides that any restrictions on restricted stock awards, stock units and unvested cash awards will immediately lapse or vest. The change in control agreements also provide for the vesting of all options that have not otherwise been accelerated by their terms pursuant to the Equity Plan, any other equity-based awards and performance cash awards held by the executive upon the termination of the executive without cause or by the executive for good reason after a change in control.

Other Compensation

In addition to the compensation elements discussed above, we provide our executive officers with benefits such as an executive physical and company-paid life insurance, which are described in the footnotes to the Summary Compensation Table and the narrative accompanying the table. We consider these additional benefits as part of our overall executive compensation program. We do not provide our executive officers with any additional perquisites.

In 2012, we also maintained the Gentiva Health Services, Inc. Nonqualified Deferred Compensation Plan (formerly known as the 2005 Nonqualified Retirement Plan), which provides benefits to our highly compensated employees as described in the narrative following the Nonqualified Deferred Compensation table below. The plan permits both matching contributions and separate discretionary contributions, which are determined by the committee. In 2012, the matching contributions for participating executives and employees were 50% of a participant’s contributions that do not exceed 5% of the participant’s compensation, which is the same rate as we provide under our 401(k) plan for all eligible employees. Our matching contributions for our NEOs are reflected in the “All Other Compensation” column of the Summary Compensation Table below. Our NEOs are not eligible to participate in Gentiva’s 401(k) plan.

The committee also made a separate determination to make discretionary contributions under the Nonqualified Deferred Compensation Plan. The committee reviewed historical amounts and then established a discretionary contribution for each executive. Discretionary contributions for our NEOs also are reflected in the “All Other Compensation” column of the Summary Compensation Table below. The committee took into account that we do not provide defined benefit pension or other supplemental executive retirement plan benefits to our executive officers in making the discretionary contributions. We believe that our deferred compensation benefits aid in retention because they generally require the executive to remain with us for at least five years to be entitled to payment in full of our contributions and provide tax benefits that executives value.

Stock Ownership Guidelines

On February 23, 2011, the Board of Directors adopted Stock Ownership Guidelines for our Chief Executive Officer and our other executive officers. Pursuant to the guidelines, the Chief Executive Officer is encouraged to own shares of our stock with a value not less than four times his base salary, and other executive officers are encouraged to own shares of our stock with a value not less than two times their base salary.

For purposes of the guidelines, ownership is defined as directly holding shares of our common stock, deferred compensation plan shares, restricted stock shares (post-tax), and earned performance share units (post-tax). The officer is not credited with ownership of unearned performance share units or stock options (whether vested or unvested).

Each officer subject to the guidelines will have five years to achieve the ownership goal. To promote this achievement, fifty percent of the net shares received from any equity-based awards, after deductions for taxes and exercise costs, will be held until the ownership guidelines are met.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Victor F. Ganzi, Chairman

Stuart Olsten

Raymond S. Troubh

The foregoing report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Summary Compensation Table

The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers for the services rendered to us in all capacities during our 2012 and 2011 fiscal years. The following table also sets forth the compensation earned by Messrs. Strange, Slusser and Camperlengo in fiscal year 2010. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Tony Strange	2012	$875,000	—	—	—	$1,232,813	—	$163,213	(3)	$2,271,026
Chairman,	2011	$875,000	—	$1,421,508	$1,503,529	$0	—	$212,945		$4,012,982
Chief Executive Officer and President	2010	$721,096	$300,000	$2,263,521	$605,677	$1,135,000	—	$190,533		$5,215,827

Eric R. Slusser	2012	$475,000	—	—	—	$476,875	—	$75,913	(5)	$1,027,788
Executive Vice President,	2011	$475,000	—	$513,766	$542,646	$0	—	$95,365		$1,626,777
Chief Financial Officer and Treasurer(4)	2010	$436,521	$150,000	$1,160,731	$275,308	$410,000	—	$616,686		$3,049,246

David A. Causby	2012	$425,000	—	—	—	$545,625	—	$49,243	(7)	$1,019,868
Senior Vice President and President, Home Health Division(6)	2011	$425,000	—	$460,526	$490,846	$0	—	$60,045		$1,436,417

Jeff Shaner	2012	$425,000	—	—	—	$340,625	—	$49,243	(8)	$814,868
Senior Vice President and President, Hospice Division(6)	2011	$425,000	—	$460,526	$490,846	$0	—	$60,045		$1,436,417

John N. Camperlengo	2012	$400,000	—	—	—	$385,000	—	$58,998	(9)	$843,998
Senior Vice President,	2011	$400,000	—	$433,906	$464,380	$0	—	$61,275		$1,359,561
General Counsel and Secretary	2010	$314,438	$150,000	$1,060,730	$157,476	$250,000	—	$138,892		$2,071,536

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, except that, as required by the Securities and Exchange Commission regulations, the amounts in this column do not reflect any assumed forfeitures.
(2)	The amounts in this column reflect (a) annual incentive compensation earned during the respective year pursuant to the Executive Officers Bonus Plan, and (b) any long-term performance cash award payouts earned during the respective year in the three-year performance period pursuant to the 2004 Equity Incentive Plan. Annual cash incentive compensation and performance cash award payouts earned by our NEOs (before taking into account any elective deferrals of such compensation) were as follows:

Name	Year	Annual Incentive Compensation ($)	Long-Term Incentives Performance Cash Awards ($)	Total Non- Equity Incentive Plan Compensation ($)
Tony Strange	2012	$675,000	$557,813	$1,232,813
	2011	$0	—	$0
	2010	$1,135,000	—	$1,135,000
Eric R. Slusser	2012	$275,000	$201,875	$476,875
	2011	$0	—	$0
	2010	$410,000	—	$410,000
David A. Causby	2012	$365,000	$180,625	$545,625
	2011	$0	—	$0
Jeff Shaner	2012	$160,000	$180,625	$340,625
	2011	$0	—	$0
John N. Camperlengo	2012	$215,000	$170,000	$385,000
	2011	$0	—	$0
	2010	$250,000	—	$250,000

(3)	This amount for Mr. Strange in 2012 includes company-paid life insurance premiums; and matching contributions and $140,800 in discretionary contributions under our Nonqualified Deferred Compensation Plan.
(4)	Mr. Slusser was named Executive Vice President, Chief Financial Officer and Treasurer on May 13, 2010.
(5)	This amount for Mr. Slusser in 2012 includes an executive physical; company-paid life insurance premiums; and matching contributions and $59,200 in discretionary contributions under our Nonqualified Deferred Compensation Plan.
(6)	Messrs. Causby and Shaner became executive officers on May 12, 2011 and were not named executive officers in 2010.
(7)	This amount for Mr. Causby in 2012 includes company-paid life insurance premiums; and matching contributions and $38,080 in discretionary contributions under our Nonqualified Deferred Compensation Plan.
(8)	This amount for Mr. Shaner in 2012 includes company-paid life insurance premiums; and matching contributions and $38,080 in discretionary contributions under our Nonqualified Deferred Compensation Plan.
(9)	This amount for Mr. Camperlengo in 2012 includes an executive physical; company-paid life insurance premiums; and matching contributions and $44,160 in discretionary contributions under our Nonqualified Deferred Compensation Plan.

GRANTS OF PLAN-BASED AWARDS

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Tony Strange	3/22/12	(1)	$328,125	$656,250	$1,312,500
	3/22/12	(2)	$328,125	$656,250	$1,312,500
	N/A	(3)	—	$875,000	$1,750,000
Eric R. Slusser	3/22/12	(1)	$118,750	$237,500	$475,000
	3/22/12	(2)	$118,750	$237,500	$475,000
	N/A	(3)	—	$356,250	$950,000
David A. Causby	3/22/12	(1)	$106,250	$212,500	$425,000
	3/22/12	(2)	$106,250	$212,500	$425,000
	N/A	(3)	—	$318,750	$850,000
Jeff Shaner	3/22/12	(1)	$106,250	$212,500	$425,000
	3/22/12	(2)	$106,250	$212,500	$425,000
	N/A	(3)	—	$318,750	$850,000
John N. Camperlengo	3/22/12	(1)	$100,000	$200,000	$400,000
	3/22/12	(2)	$100,000	$200,000	$400,000
	N/A	(3)	—	$280,000	$800,000

(1)	The amounts to the right represent the potential value of the performance cash opportunity awarded under the 2004 Equity Incentive Plan which may be earned by meeting certain performance measures for the fiscal year ended December 31, 2012. Under this award, a recipient may earn 50% of the target award if the threshold performance level is met and 200% of the target award if the maximum performance level is met. For additional details, see the section entitled “Compensation Discussion and Analysis—Long-Term Incentives” on page 24 of this Proxy Statement.
(2)	The amounts to the right represent the potential value of the performance cash opportunity awarded under the 2004 Equity Incentive Plan which may be earned by meeting certain performance measures for the fiscal year ending December 31, 2014. Under this award, a recipient may earn 50% of the target award if the threshold performance level is met and 200% of the target award if the maximum performance level is met. For additional details, see the section entitled “Compensation Discussion and Analysis—Long-Term Incentives” on page 24 of this Proxy Statement.
(3)	The amounts to the right represent annual incentive award opportunities under the Executive Officers Bonus Plan.

Letter Agreement with Tony Strange

Effective February 28, 2008, we entered into a letter agreement with Tony Strange, replacing a prior letter agreement we had entered into with him in February 2006 in connection with the Healthfield acquisition, which set out the terms and conditions of his employment with us, including his title, salary, bonus opportunity, equity compensation, severance benefits and health and welfare benefits. In connection with the promotion of Mr. Strange to Chief Executive Officer, effective January 1, 2009, we amended the letter agreement to increase Mr. Strange’s annual base salary to $625,000 (which was subsequently increased to $875,000) and his target annual cash incentive award to 100% of base salary.

2004 Equity Incentive Plan

We maintain the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (as amended and restated as of March 16, 2011) (the “Equity Plan”), which is administered by the Compensation Committee of our Board of Directors. Based in part on the recommendations of our Chief Executive Officer and, for certain matters, the advice of the committee’s compensation consultant, the committee designates participants to receive awards, determines the types of awards to be granted, sets the terms and conditions of the awards, and makes all other determinations necessary under the Equity Plan. The Equity Plan currently authorizes the issuance of up to 6,200,000 shares of common stock and the maximum number of shares for which awards may be granted to any individual participant in any calendar year is 500,000 shares. We are asking our shareholders to approve an amendment of the Equity Plan to add 1,600,000 shares to the shares authorized for issuance under the Equity Plan. See “Proposal 4 – Approval of Amendment to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011).”

The Equity Plan permits the committee to grant stock options, stock appreciation rights, restricted stock, stock units and cash awards. Any award made to an employee may be structured to qualify as a performance based award, so that it is exempt from the one million dollar compensation limit under Section 162(m) of the Internal Revenue Code.

Stock options generally have a one-year minimum vesting requirement but may become fully exercisable upon a change in control, as described below under the heading “Potential Payments Upon Termination or Change in Control.” The exercise price of each option equals or exceeds the fair market value of a share of our common stock on the date of grant. Fair market value is determined by the committee and is typically determined to be equal to the volume weighted average price of a share of our common stock on NASDAQ on the grant date of the awards. The volume weighted average price is calculated by taking the weighted average of the prices of each trade of our common stock on NASDAQ on the grant date. Prior to the adoption of the Equity Plan, we had made option grants under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan.

In 2012, we granted performance cash awards, which are earned by meeting certain performance measures based on fully-diluted earnings per share for either the fiscal year ended December 31, 2012 or December 31, 2014, including certain adjustments to those performance measures. A recipient will earn 50% of the target award if the threshold performance level is met, 100% of the target award if the target performance level is met and 200% of the target award if the maximum performance level is met. See the section entitled “Compensation Discussion and Analysis—Long-Term Incentives” for additional information.

Executive Officers Bonus Plan

We provide our executive officers with annual incentive cash awards, which we refer to as the executives’ annual incentive awards, under our Executive Officers Bonus Plan (the “Bonus Plan”). The Bonus Plan is administered by the Compensation Committee of our Board of Directors, which has the authority to establish performance goals and formulas for determining incentive awards under the plan each fiscal year, select the executives who are included within the Bonus Plan definition of eligible participants, and determine whether the performance goals for any fiscal year have been achieved. Under the Bonus Plan, the amount of any executive’s annual incentive award may not be greater than the lesser of 200% of the executive’s annual base salary or $2.5 million. Annual incentive awards are paid in a single lump sum in cash after the end of the fiscal year. Generally, an executive must remain employed through the end of the year to receive an incentive award, except in certain circumstances as described below under the heading “Potential Payments Upon Termination or Change in Control.” See the section entitled “Compensation Discussion and Analysis—Annual Cash Incentives” for additional information.

Other Benefits and Perquisites

Our executive officers are entitled to an annual executive physical. We pay the full cost of the physical, which is based on contractual rates we negotiated with the provider of the physicals. We also provide our executive officers with life insurance benefits, as described below under the heading “Potential Payments Upon Termination or Change in Control.” We do not provide our executive officers with any other perquisites.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Tony Strange	101,667	203,333	(1)	—	$5.16	11/9/2018	—		—	—	—
	12,709	25,416	(2)	—	$7.74	11/9/2018	—		—	—	—
	12,709	25,416	(3)	—	$10.32	11/9/2018	—		—	—	—
	—	—		—	—	—	26,000	(4)	$261,300	—	—
	—	—		—	—	—	54,800	(5)	$550,740	—	—
	17,067	34,133	(6)	—	$26.58	1/5/2018	—		—	—	—
	—	—		—	—	—	70,900	(7)	$712,545	—	—
	—	—		—	—	—	20,000	(8)	$201,000	—	—
	27,500	27,500	(9)	—	$25.61	1/6/2017	—		—	—	—
	75,000	25,000	(10)	—	$26.43	2/3/2019	—		—	—	—
	46,875	15,625	(11)	—	$28.17	1/5/2019	—		—	—	—
	31,250	—		—	$28.17	1/5/2019	—		—	—	—
	70,000	—		—	$18.54	1/15/2018	—		—	—	—
	70,000	—		—	$19.52	1/5/2017	—		—	—	—
	65,000	—		—	$18.22	3/31/2016	—		—	—	—

Eric R. Slusser	36,667	73,333	(1)	—	$5.16	11/9/2018	—		—	—	—
	4,584	9,166	(2)	—	$7.74	11/9/2018	—		—	—	—
	4,584	9,166	(3)	—	$10.32	11/9/2018	—		—	—	—
	—	—		—	—	—	9,400	(4)	$94,470	—	—
	—	—		—	—	—	19,800	(5)	$198,990	—	—
	6,167	12,333	(6)	—	$26.58	1/5/2018	—		—	—	—
	—	—		—	—	—	38,500	(7)	$386,925	—	—
	—	—		—	—	—	4,100	(12)	$41,205	—	—
	—	—		—	—	—	4,100	(8)	$41,205	—	—
	12,500	12,500	(9)	—	$25.61	1/6/2017	—		—	—	—
	37,500	12,500	(13)	—	$24.28	11/5/2016	—		—	—	—

David A. Causby	—	66,666	(1)	—	$5.16	11/9/2018	—		—	—	—
	4,167	8,333	(2)	—	$7.74	11/9/2018	—		—	—	—
	4,167	8,333	(3)	—	$10.32	11/9/2018	—		—	—	—
	—	—		—	—	—	8,400	(4)	$84,420	—	—
	—	—		—	—	—	17,800	(5)	$178,890	—	—
	5,533	11,067	(6)	—	$26.58	1/5/2018	—		—	—	—
	—	—		—	—	—	34,400	(7)	$345,720	—	—
	—	—		—	—	—	1,600	(12)	$16,080	—	—
	—	—		—	—	—	1,600	(8)	$16,080	—	—
	4,850	4,850	(9)	—	$25.61	1/6/2017	—		—	—	—
	18,750	6,250	(10)	—	$26.43	2/3/2019	—		—	—	—
	20,000	—		—	$18.54	1/15/2018	—		—	—	—
	8,000	—		—	$19.52	1/5/2017	—		—	—	—
	6,500	—		—	$16.62	12/7/2016	—		—	—	—
	3,200	—		—	$18.22	3/31/2016	—		—	—	—

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeff Shaner	33,334	66,666	(1)	—	$5.16	11/9/2018	—		—	—	—
	4,167	8,333	(2)	—	$7.74	11/9/2018	—		—	—	—
	4,167	8,333	(3)	—	$10.32	11/9/2018	—		—	—	—
	—	—		—	—	—	8,400	(4)	$84,420	—	—
	—	—		—	—	—	17,800	(5)	$178,890	—	—
	5,533	11,067	(6)	—	$26.58	1/5/2018	—		—	—	—
	—	—		—	—	—	34,400	(7)	$345,720	—	—
	—	—		—	—	—	1,600	(12)	$16,080	—	—
	—	—		—	—	—	1,600	(8)	$16,080	—	—
	4,850	4,850	(9)	—	$25.61	1/6/2017	—		—	—	—
	18,750	6,250	(10)	—	$26.43	2/3/2019	—		—	—	—
	5,000	—		—	$18.54	1/15/2018	—		—	—	—
	10,000	—		—	$19.52	1/5/2017	—		—	—	—
	5,000	—		—	$18.22	3/31/2016	—		—	—	—

John N. Camperlengo	31,667	63,333	(1)	—	$5.16	11/9/2018	—		—	—	—
	3,959	7,916	(2)	—	$7.74	11/9/2018	—		—	—	—
	3,959	7,916	(3)	—	$10.32	11/9/2018	—		—	—	—
	—	—		—	—	—	7,900	(4)	$79,395	—	—
	—	—		—	—	—	16,800	(5)	$168,840	—	—
	5,200	10,400	(6)	—	$26.58	1/5/2018	—		—	—	—
	—	—		—	—	—	32,400	(7)	$325,620	—	—
	—	—		—	—	—	5,000	(14)	$50,250	—	—
	—	—		—	—	—	2,400	(12)	$24,120	—	—
	—	—		—	—	—	2,400	(8)	$24,120	—	—
	7,150	7,150	(9)	—	$25.61	1/6/2017	—		—	—	—
	22,500	7,500	(10)	—	$26.43	2/3/2019	—		—	—	—
	40,000	—		—	$18.18	5/19/2018	—		—	—	—

(1)	These options were granted on November 9, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.
(2)	These options were granted on November 9, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.
(3)	These options were granted on November 9, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.
(4)	These shares of restricted stock were granted on January 5, 2011 and vest 100% three years from the grant date.
(5)	On January 5, 2011, performance share units were granted which are earned based on the satisfaction of certain performance criteria for the 2011 fiscal year. The performance criteria for 2011 were achieved at maximum level, resulting in the earning of performance share units as to 100% of the maximum number of eligible shares. These shares generally will be awarded to the recipient only if he is employed by the Company as of December 31, 2013.
(6)	These options were granted on January 5, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.
(7)	These shares of restricted stock were granted on November 15, 2010 and vest 100% five years from the grant date.
(8)	On January 6, 2010, performance share units were granted which are earned based on the satisfaction of certain performance criteria for each of the 2010, 2011 and 2012 fiscal years. The performance criteria for 2010 and 2011 were achieved at maximum level and for 2012 were achieved below threshold level resulting in the earning of performance share units as to 100% of the target number of eligible shares.

(9)	These options were granted on January 6, 2010 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(10)	These options were granted on February 3, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(11)	These options were granted on January 5, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(12)	These shares of restricted stock were granted on January 6, 2010 and vest 100% three years from the grant date.
(13)	These options were granted on November 5, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(14)	These shares of restricted stock were granted on May 13, 2010 and vest 100% three years from the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options by our NEOs during the 2012 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Tony Strange	—	—	—	—
Eric R. Slusser	—	—	—	—
David A. Causby	33,334	$160,497	—	—
Jeff Shaner	—	—	—	—
John N. Camperlengo	—	—	—	—

Nonqualified Deferred Compensation

The following table sets forth information regarding deferred compensation arrangements that are not tax qualified for our NEOs:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(1)(2)
Tony Strange	$52,500	$162,675	$108,022	—	$1,420,835
Eric R. Slusser	$28,500	$71,075	$25,371	—	$342,932
David A. Causby	$34,000	$48,705	$52,632	—	$519,327
Jeff Shaner	$34,327	$48,705	$23,213	—	$313,565
John N. Camperlengo	$24,000	$54,160	$11,875	$70,000	$211,143

(1)	The “Registrant Contributions in Last FY” column and “Aggregate Balance at Last FYE” column include our matching contributions from 2012 and discretionary contributions that were actually made during 2013 with respect to the 2012 plan year, which are also reported in the Summary Compensation Table for 2012 under “All Other Compensation.”
(2)	This column includes an amount that is included in the “All Other Compensation” column of the Summary Compensation Table for 2011 and 2010 for certain of the named executive officers, as follows:

Name	2011	2010
Tony Strange	$210,100	$175,658
Eric R. Slusser	$90,250	$33,556
David A. Causby	$59,230	—
Jeff Shaner	$59,230	—
John N. Camperlengo	$56,160	$37,334

Gentiva Health Services, Inc. Nonqualified Deferred Compensation Plan

Our NEOs are eligible to participate in the Gentiva Health Services, Inc. Nonqualified Deferred Compensation Plan, (formerly known as the 2005 Nonqualified Retirement Plan) (the “NQ Plan”), which is a nonqualified defined contribution plan covering our highly compensated employees. In August 2007, our Board of Directors adopted, effective November 1, 2007, the NQ Plan to effectively “spin-off” from Gentiva’s then existing Nonqualified Retirement and Savings Plan a new plan that generally retained the economic terms of the then existing plan, but reflected necessary amendments based on the final regulations under Section 409A of the Internal Revenue Code. The NQ Plan applies to eligible highly compensated employees, including the NEOs, and includes all amounts deferred after December 31, 2004 as well as after-tax contributions. The then existing plan was amended to freeze that plan such that no further contributions would be made to that plan effective November 1, 2007.

Under the NQ Plan, our executives may contribute up to 30% of their base salary and up to 75% of their bonuses and annual incentive awards, each on a pre-tax and/or after-tax basis. The NQ Plan permits us to make both matching contributions and separate discretionary contributions, which are determined by the committee. In 2012, we matched 50% of a participant’s contributions that do not exceed 5% of the participant’s compensation (for a contribution up to 2.5% of compensation). The committee also made a separate determination to make discretionary contributions under the NQ Plan. The committee reviewed historical amounts and then established a discretionary contribution for each participant. Employees must be employed on the date the contribution is credited to the participants’ accounts to receive the contribution.

Participants become 25% vested in our matching contributions and, except as otherwise may be specified, vested in discretionary contributions after completing two years of service with us, 50% vested after three years of service, 75% vested after four years of service, and 100% vested after five years of service. Participants also generally become fully vested upon termination of employment due to their death or disability, and upon a change in control, as described more fully in the section below entitled “Potential Payments Upon Termination or Change in Control.” Additionally, in order to comply with Section 409A of the Internal Revenue Code, the NQ Plan limits the timing of distributions and deferral elections as required by the Internal Revenue Code. A participant is always 100% vested in his or her own contributions.

Contributions under the NQ Plan are credited to a bookkeeping account for the participant. Each account is adjusted for earnings and losses based on the performance of investment options, principally mutual funds, the participant selects. Subject to the requirements of Section 409A of the Internal Revenue Code, distributions under the NQ Plan are generally made in a lump sum or up to ten annual installments, as the participant elects, following termination of employment. A participant may request a withdrawal during employment of any after-tax contributions, subject to pro-rated forfeiture of the match contribution made after January 1, 2012, or of other contributions in the event of an unforeseeable emergency. A participant’s after-tax contributions are set aside in a trust for the benefit of the participant. All pre-tax contributions are unfunded and payable from our general assets, although we have set aside funds in a trust to help us pay those benefits. The assets in this trust are subject to the claims of our general creditors.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our NEOs following termination of employment or upon a change in control of Gentiva. In the first part of this section, we describe benefits that will be provided under our severance and change in control agreements, which are designed so that executives can only receive benefits under one of the two agreements upon termination; they cannot receive benefits under both. At the end of this section, we describe termination and change in control benefits provided under other general plans and arrangements that apply to any participating executive officer.

Executive Officer Change in Control Agreements

We have change in control agreements in place with Messrs. Strange, Slusser, Causby, Shaner and Camperlengo, the terms of which extend until February 26, 2014 unless terminated earlier as set forth in the agreements. These agreements generally provide benefits in the event of a change in control if (1) the executive’s employment is terminated by us without “cause” or by the executive for “good reason” and (2) the termination is within two years after a change in control. In addition, the executive officer receives the benefit of the agreement if we terminate the executive without “cause” within one year before a change in control, if the termination arises in connection with the change in control.

Under the change in control agreements, “cause” generally means the executive’s:

•	felony conviction;

•	act of willful fraud, dishonesty or moral turpitude;

•	willful and continued failure to substantially perform the executive’s duties for us, which is not corrected after we make a written demand; or

•	willful engaging in conduct which is demonstrably and materially injurious to us.

No benefits are payable under a change in control agreement if an executive’s employment is terminated for “cause.”

Termination for “good reason” generally means, unless remedied by us within 30 days after receipt of written notice from the executive, the executive terminated due to:

•	a material reduction in the executive’s annual base salary except as part of a general reduction for all of our executive officers unless such reduction exceeds 20% of base salary;

•

our relocation of the executive more than 40 miles farther from the executive’s principal residence than was the executive’s office location immediately before the “protection period” under the change in control agreement;

•

our failure to maintain benefits not materially less favorable as those in place before the change in control or taking any action that would reduce the executive’s benefits, other than a minor reduction that applies to all participants;

•	a material reduction in the executive’s positions, duties and responsibilities;

•	our failure to have a successor assume the change in control agreement; or

•	our attempt to terminate the executive for cause or without cause without giving the executive advance written notice.

A change in control would generally occur the same as in our Equity Plan, as described below, except that our change in control agreements have not been updated to reflect the clarifying change made to our Equity Plan regarding a majority of the nominees in a contested election failing to be elected. No event constitutes a change in control, however, unless that event is also a “change in control event” as defined in the regulations issued under Section 409A of the Internal Revenue Code.

The benefits provided under the change in control agreement generally are:

•	base salary through the date of termination of employment, together with payment for unused vacation;

•

a lump sum equal to two times the executive’s base salary and target annual bonus for the year of termination or average annual bonus for the three years before the year of termination, whichever is higher;

•	pro rata share of the target annual bonus for the year of termination without regard to whether the performance goals are attained;

•

continued health, life, disability and other employee welfare benefits on the same basis as an active employee for the lesser of two years or until the executive is provided substantially similar benefits by another employer;

•

full vesting of the executive’s options, other equity-based awards and performance cash awards and continued exercisability of stock options for one year following termination (but not beyond the original full term of the stock option) or for such period of time as may be provided under the plan under which the stock options were granted, whichever is longer;

•	accelerated vesting of any accrued retirement benefits;

•	additional cash payments for any equity or incentive awards that are forfeited in connection with certain terminations of employment within the one year period before a change of control occurs; and

•	outplacement services for up to 12 months.

Under certain circumstances, the above benefits can be reduced in order to avoid the incurrence of excise taxes by the executives and the loss of a tax deduction to us. In addition, we are required to pay the executive’s legal fees if the executive prevails in a dispute with us relating to the change in control agreement. The executives are not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but they are required to keep our confidential information private.

Severance Agreements

We have in place severance agreements with Messrs. Strange, Slusser, Causby, Shaner and Camperlengo. These severance agreements provide severance benefits if we terminate the officer other than for “cause,” or if, subject to certain notice and cure provisions, the officer terminates his employment within 60 days after we reduce the officer’s base salary, other than a general salary reduction that applies to a majority of our salaried employees.

“Cause” in the agreements is generally defined as the officer’s:

•	conviction for any felony;

•	act of willful fraud, dishonesty or moral turpitude;

•	controlled substance abuse;

•	abuse of alcohol or drugs that interferes with or affects responsibilities to us or negatively reflects upon our integrity or reputation;

•	gross negligence that is materially injurious to us;

•	violation of any express written directions or any reasonable written policy or procedure we may establish regarding the conduct of our business; or

•	violation of any material term and condition of the severance agreement.

The severance benefits generally consist of:

•	continued base salary for 12 months;

•	an additional cash payment in an amount equal to one times the executive’s target annual bonus for the year of termination;

•	a pro rata share of the target annual bonus for the year of termination (subject to attainment of the performance goals established for such year);

•	outplacement services for up to 12 months; and

•

continued health benefits for up to 12 months on the same basis as active employees for the same period, or until the executive obtains similar health benefits from a new employer, whichever comes first.

No benefits are payable under the severance agreement if benefits are payable under the officer’s change in control agreement. Pursuant to the severance agreements, the officers agreed to sign a general release following termination. In addition, separate non-solicitation, non-competition and confidentiality agreements with each of our executives contain valuable covenants to protect our confidentiality, as well as non-competition and non-solicitation covenants that protect our business.

Mr. Strange

The following table shows the potential payments to Mr. Strange assuming termination of employment on December 31, 2012, the last business day of our 2012 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$875,000	(1)	—	$1,750,000	(2)
Target Annual Cash Incentive	$875,000	(1)	—	$1,750,000	(2)
Pro-Rata Cash Incentive	$675,000	(1)	—	$875,000	(2)
Stock Option Vesting	—		—	$1,053,000	(3)
Performance Share Unit Vesting	—		—	$751,700	(4)
Restricted Stock Vesting	—		—	$973,800	(4)
Performance Cash Award Vesting	—		—	$1,870,300	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$13,000	(7)	—	$26,200	(8)
Life Insurance	—		—	$1,100	(8)
Executive Physical	—		—	$8,700	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$2,468,000		—	$9,089,800

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual cash incentive would be paid. In addition, if Mr. Strange had been terminated during 2012 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of his annual cash incentive based on the level of attainment of performance goals. For purposes of this table, it is assumed that, if Mr. Strange had been terminated on December 31, 2012, the pro-rata annual cash incentive he would have been paid would have been equal to 77% of his target annual cash incentive. This assumption is based on the fact that the actual annual cash incentive that he was paid for the 2012 fiscal year amounted to 77% of his target annual cash incentive.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either (i) Mr. Strange’s target annual cash incentive for the year that includes his termination of employment, or (ii) the annual cash incentive averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Strange had been terminated during 2012 due to a change in control, he would have been paid a pro rata share of his annual cash incentive at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Strange had been terminated on December 31, 2012, he would have been paid his full target annual cash incentive.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2012 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2012 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.

(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 31, 2012 by the number of Mr. Strange’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table, any unvested performance share units at December 31, 2012 are assumed to vest at target or earned amounts upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.
(5)	For purposes of this table, any unvested performance cash awards made under the Equity Plan are assumed to vest at target or earned value upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the Nonqualified Deferred Compensation Plan’s vesting schedule, Mr. Strange is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2012 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2012 at current rates for two years. For executive physical, assumes that Mr. Strange uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Strange would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Strange’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Strange’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments for the purpose of avoiding the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Strange would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Strange resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Slusser

The following table shows the potential payments to Mr. Slusser assuming termination of employment on December 31, 2012, the last business day of our 2012 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$475,000	(1)	—	$950,000	(2)
Target Annual Cash Incentive	$356,250	(1)	—	$712,500	(2)
Pro-Rata Cash Incentive	$275,000	(1)	—	$356,250	(2)
Stock Option Vesting	—		—	$379,800	(3)
Performance Share Unit Vesting	—		—	$240,200	(4)
Restricted Stock Vesting	—		—	$522,600	(4)
Performance Cash Award Vesting	—		—	$676,900	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$35,500	(6)
Health and Welfare Benefits	$12,800	(7)	—	$25,800	(8)
Life Insurance	—		—	$1,100	(8)
Executive Physical	—		—	$8,700	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$(477,600	) (10)

Total	$1,149,050		—	$3,461,750

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual cash incentive would be paid. In addition, if Mr. Slusser had been terminated during 2012 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of his annual cash incentive based on the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Slusser had been terminated on December 31, 2012, the pro-rata annual cash incentive he would have been paid would have been equal to 77% of his target annual cash incentive. This assumption is based on the fact that the actual annual cash incentive he was paid for the 2012 fiscal year amounted to 77% of his target annual cash incentive.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either (i) Mr. Slusser’s target annual cash incentive for the year that includes his termination of employment, or (ii) the annual cash incentive averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Slusser had been terminated during 2012 due to a change in control, he would have been paid a pro rata share of his annual cash incentive at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Slusser had been terminated on December 31, 2012, he would have been paid his full target annual cash incentive.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2012 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2012 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 31, 2012 by the number of Mr. Slusser’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table, any unvested performance share units at December 31, 2012 are assumed to vest at target or earned amounts upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.
(5)	For purposes of this table, any unvested performance cash awards made under the Equity Plan are assumed to vest at target or earned value upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the Nonqualified Deferred Compensation Plan’s vesting schedule, Mr. Slusser was 50% vested at the end of 2012, but a change in control would cause any unvested amounts to become fully vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2012 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2012 at current rates for two years. For executive physical, assumes that Mr. Slusser uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Slusser would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Slusser’s annual taxable earnings for the previous two years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous two years. The excise tax cutback provision contained in Mr. Slusser’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments for the purpose of avoiding the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Slusser would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Slusser resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above include a reduction to avoid the 20% Federal excise tax.

Mr. Causby

The following table shows the potential payments to Mr. Causby assuming termination of employment on December 31, 2012, the last business day of our 2012 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$425,000	(1)	—	$850,000	(2)
Target Annual Cash Incentive	$318,750	(1)	—	$637,500	(2)
Pro-Rata Cash Incentive	$365,000	(1)	—	$318,750	(2)
Stock Option Vesting	—		—	$345,200	(3)
Performance Share Unit Vesting	—		—	$195,000	(4)
Restricted Stock Vesting	—		—	$446,200	(4)
Performance Cash Award Vesting	—		—	$605,600	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$13,000	(7)	—	$26,200	(8)
Life Insurance	—		—	$1,100	(8)
Executive Physical	—		—	$8,700	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$1,151,750		—	$3,464,250

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual cash incentive would be paid. In addition, if Mr. Causby had been terminated during 2012 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of his annual cash incentive based on the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Causby had been terminated on December 31, 2012, the pro-rata annual cash incentive he would have been paid would have been equal to 115% of his target annual cash incentive. This assumption is based on the fact that the actual annual cash incentive he was paid for the 2012 fiscal year amounted to 115% of his target annual cash incentive.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either (i) Mr. Causby’s target annual cash incentive for the year that includes his termination of employment, or (ii) the annual cash incentive averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Causby had been terminated during 2012 due to a change in control, he would have been paid a pro rata share of his annual cash incentive at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Causby had been terminated on December 31, 2012, he would have been paid his full target annual cash incentive.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2012 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2012 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 31, 2012 by the number of Mr. Causby’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table, any unvested performance share units at December 31, 2012 are assumed to vest at target or earned amounts upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.
(5)	For purposes of this table, any unvested performance cash awards made under the Equity Plan are assumed to vest at target or earned value upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the Nonqualified Deferred Compensation Plan’s vesting schedule, Mr. Causby is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2012 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2012 at current rates for two years. For executive physical, assumes that Mr. Causby uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Causby would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Causby’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Causby’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments for the purpose of avoiding the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Causby would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Causby resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Shaner

The following table shows the potential payments to Mr. Shaner assuming termination of employment on December 31, 2012, the last business day of our 2012 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$425,000	(1)	—	$850,000	(2)
Target Annual Cash Incentive	$318,750	(1)	—	$637,500	(2)
Pro-Rata Cash Incentive	$160,000	(1)	—	$318,750	(2)
Stock Option Vesting	—		—	$345,200	(3)
Performance Share Unit Vesting	—		—	$195,000	(4)
Restricted Stock Vesting	—		—	$446,200	(4)
Performance Cash Award Vesting	—		—	$605,600	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$13,000	(7)	—	$26,200	(8)
Life Insurance	—		—	$1,100	(8)
Executive Physical	—		—	$8,700	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$946,750		—	$3,464,250

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual cash incentive would be paid. In addition, if Mr. Shaner had been terminated during 2012 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of his annual cash incentive based on the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Shaner had been terminated on December 31, 2012, the pro-rata annual cash incentive he would have been paid would have been equal to 50% of his target annual cash incentive. This assumption is based on the fact that the actual annual cash incentive he was paid for the 2012 fiscal year amounted to 50% of his target annual cash incentive.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either (i) Mr. Shaner’s target annual cash incentive for the year that includes his termination of employment or, (ii) the annual cash incentive averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Shaner had been terminated during 2012 due to a change in control, he would have been paid a pro rata share of his annual cash incentive at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Shaner had been terminated on December 31, 2012, he would have been paid his full target annual cash incentive.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2012 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2012 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.

(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 31, 2012 by the number of Mr. Shaner’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table, any unvested performance share units at December 31, 2012 are assumed to vest at target or earned amounts upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.
(5)	For purposes of this table, any unvested performance cash awards made under the Equity Plan are assumed to vest at target or earned value upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the Nonqualified Deferred Compensation Plan’s vesting schedule, Mr. Shaner is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2012 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2012 at current rates for two years. For executive physical, assumes that Mr. Shaner uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Shaner would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Shaner’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Shaner’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments for the purpose of avoiding the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Shaner would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Shaner resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Camperlengo

The following table shows the potential payments to Mr. Camperlengo assuming termination of employment on December 31, 2012, the last business day of our 2012 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$400,000	(1)	—	$800,000	(2)
Target Annual Cash Incentive	$280,000	(1)	—	$560,000	(2)
Pro-Rata Cash Incentive	$215,000	(1)	—	$280,000	(2)
Stock Option Vesting	—		—	$328,000	(3)
Performance Share Unit Vesting	—		—	$193,000	(4)
Restricted Stock Vesting	—		—	$479,400	(4)
Performance Cash Award Vesting	—		—	$570,000	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$13,000	(7)	—	$26,200	(8)
Life Insurance	—		—	$1,100	(8)
Executive Physical	—		—	$8,700	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$938,000		—	$3,276,400

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual cash incentive would be paid. In addition, if Mr. Camperlengo had been terminated during 2012 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of his annual cash incentive based on the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Camperlengo had been terminated on December 31, 2012, the pro-rata annual cash incentive he would have been paid would have been equal to 77% of his target annual cash incentive. This assumption is based on the fact that the actual annual cash incentive he was paid for the 2012 fiscal year amounted to 77% of his target annual cash incentive.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either Mr. Camperlengo’s target annual cash incentive for the year that includes his termination of employment or the annual cash incentive averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Camperlengo had been terminated during 2012 due to a change in control, he would have been paid a pro rata share of his annual cash incentive at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Camperlengo had been terminated on December 31, 2012, he would have been paid his full target annual cash incentive.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 31, 2012 and the exercise price of all outstanding unvested stock options for which the closing price on December 31, 2012 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.

(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 31, 2012 by the number of Mr. Camperlengo’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table, any unvested performance share units at December 31, 2012 are assumed to vest at target or earned amounts upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.
(5)	For purposes of this table, any unvested performance cash awards made under the Equity Plan are assumed to vest at target or earned value upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the Nonqualified Deferred Compensation Plan’s vesting schedule, Mr. Camperlengo is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2012 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2012 at current rates for two years. For executive physical, assumes that Mr. Camperlengo uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Camperlengo would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Camperlengo’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Camperlengo’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments for the purpose of avoiding the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Camperlengo would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Camperlengo resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Executive Officers Bonus Plan

Generally, our executives must remain employed through the end of the year to receive payment of their annual incentive awards under our Executive Officers Bonus Plan. However, if an executive were to terminate during the year due to death, disability or retirement, the executive would receive a prorated award. Upon termination under any of these circumstances on December 31, 2012, the last day of our 2012 fiscal year, Mr. Strange would have received $675,000, Mr. Slusser would have received $275,000, Mr. Causby would have received $365,000, Mr. Shaner would have received $160,000 and Mr. Camperlengo would have received $215,000.

Life Insurance

For employees with annual base salaries over $150,000 per year, including our NEOs, we pay for an individual term life insurance policy that provides benefits equal to one times the employee’s annual base salary, subject to a maximum benefit of $350,000. If any of our NEOs had terminated due to death on December 31, 2012, the officer would have received benefits under this policy equal to $350,000. These amounts would be payable by the insurance company that issued the life insurance policies.

2004 Equity Incentive Plan

Restricted stock, performance share units and cash awards granted to an individual under the Equity Plan that have not yet vested shall be forfeited upon the individual’s termination of service, unless otherwise provided in the award agreement.

If an individual is granted stock options under the Equity Plan (an “optionee”) and such optionee’s employment terminates due to death, disability or retirement, any exercisable stock options expire on the earlier of 12 months following termination of the optionee’s employment or the expiration of the options’ stated term. Retirement means termination of service at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the Compensation Committee may determine. If an optionee’s employment terminates for cause, all outstanding stock options terminate immediately. If an optionee’s employment terminates for any other reason, any exercisable stock options expire on the earlier of 90 days following termination of the optionee’s service or the expiration of their stated term. “Cause” means:

•	the optionee’s conviction or plea of guilty or nolo contendere to a felony;

•	any act of willful fraud, dishonesty or moral turpitude; or

•	any willful and material breach of any written policy or any confidential or proprietary information, non-compete or non-solicitation covenant for our benefit.

If there is a change in control of Gentiva, then all outstanding stock options, stock appreciation rights and any other awards under the Equity Plan will immediately become vested and exercisable, any restrictions on restricted stock awards, performance share units or performance cash awards will immediately lapse and all awards would remain exercisable for the remainder of their terms, even if the award recipient were to terminate employment. A change in control would generally occur if:

•	any person or group acquires beneficial ownership of at least 25% of the total voting power of our stock;

•	our directors or individuals approved by at least two-thirds of our existing Board of Directors cease to constitute a majority of our Board of Directors;

•	a majority of the nominees fail to be elected to our Board of Directors at a shareholders’ meeting;

•

we liquidate, or consummate a merger or consolidation, and either we are not the continuing or surviving company or our shares are converted to cash, securities or property, except where our shareholders continue to hold at least a majority of the resulting entity or our directors continue to constitute a majority of the board of directors of the resulting entity; or

•	we sell or otherwise dispose of substantially all of our assets.

As described under “Proposal No. 4 – Approval of Amendment to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (Amended and Restated as of March 16, 2011)”, we amended the definition of change in control with respect to the third bullet point immediately above to clarify that a change in control would not be triggered unless a majority of our nominees in a contested election fails to be elected to our Board of Directors at a shareholders’ meeting.

Thereafter, all awards are subject to the terms of any agreement effecting the change of control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding under the Equity Plan will terminate within a specified number of days after notice to the participant, and that the participant will receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such change of control over the exercise price (or base value ) per share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the committee, in its discretion, determines.

DIRECTOR COMPENSATION

The table below describes compensation paid to our non-employee directors in 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert S. Forman, Jr.	$121,136	$91,864	—	—	—	—		$213,000
Victor F. Ganzi	$133,886	$91,864	—	—	—	—		$225,750
Philip R. Lochner, Jr.	$110,386	$91,864	—	—	—	—		$202,250
Ronald A. Malone (4)	$32,886	$1,864	—	—	—	$90,973	(5)	$125,723
Stuart Olsten	$100,136	$91,864	—	—	—	—		$192,000
Sheldon M. Retchin	$102,386	$91,864	—	—	—	—		$194,250
Raymond S. Troubh	$101,386	$91,864	—	—	—	—		$193,250
Rodney D. Windley	$103,386	$91,864	—	—	—	$18,590	(6)	$213,840

(1)	In addition to directors fees, includes a cash payment of $28,136 made on March 1, 2012 to each non-employee director in lieu of a portion of a grant of deferred stock units because there were insufficient deferred stock units available for the full equity grant.
(2)	The grant date fair values, determined in accordance with FASB ASC Topic 718, of the deferred stock unit awards made in 2012 were (i) $1,864 for each director for the quarterly grant made on March 1, 2012; and (ii) with the exception of Mr. Malone, who ceased being a non-employee director on May 10, 2012, $30,000 for each director for each of the quarterly grants made on June 1, September 1 and December 1, 2012. Assumptions used in the calculation of the values of the stock award are included in note 14 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 except that, as required by the Securities and Exchange Commission regulations, the amounts in the table above do not reflect any assumed forfeitures.
(3)	As of December 31, 2012, directors held deferred stock units as follows: Mr. Forman—26,629; Mr. Ganzi—50,936; Mr. Lochner—26,629; Mr. Malone—0; Mr. Olsten—50,936; Dr. Retchin—26,629; Mr. Troubh—47,906; and Mr. Windley—35,415.
(4)	Mr. Malone served as a director until May 10, 2012.
(5)	Includes post-employment consulting fees of $30,000 paid pursuant to Mr. Malone’s employment agreement and medical, dental, and vision benefits he received during 2012. Also includes final post-employment consulting fee payment of $15,000 made in February 2013. Also includes $34,500, which is 50% of consulting fees paid by Gentiva in 2012 to MP Healthcare Partners LLC (now known as Transpirus LLC), in which Mr. Malone has a 50% beneficial interest.
(6)	Mr. Windley has received medical, dental and vision benefits following our acquisition of The Healthfield Group, Inc.

Compensation of Directors

Each non-employee member of our Board of Directors receives an annual retainer fee of $50,000 payable in cash. Any non-employee director who serves as chairperson of a committee of the Board of Directors receives an additional $10,000 annually for acting as chairperson, except that the chairperson of the Audit Committee receives $20,000 annually. The Lead Director receives an additional $20,000 annually. Non-employee directors also receive $2,000 for each Board of Directors or committee meeting they attend, or $750 if attendance is at a meeting held by telephone. Non-employee directors who participate in business updates conducted by management also receive $750 for each update.

Pursuant to the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, each non-employee director also receives an annual retainer in the form of a deferred stock unit award valued at $120,000, which is credited quarterly to a bookkeeping account for the non-employee director. The number of deferred stock units credited to each director’s account quarterly is calculated by dividing $30,000 by the average closing price of a share of our common stock on NASDAQ for the ten trading days preceding the quarterly calculation dates, which are March 1, June 1, September 1 and December 1. Upon termination of service on the Board of Directors, the director is entitled to receive a number of shares of our common stock equal to the number of deferred stock units then credited to the director’s account. The shares underlying the deferred stock units cannot be sold by the directors until termination of their directorship.

Any director who is also an employee does not receive any additional compensation for serving on our Board of Directors. However, all directors, regardless of whether or not they are our employees, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Stock Ownership Guidelines

On July 26, 2012, the Board of Directors adopted stock ownership guidelines for our directors. Pursuant to the guidelines, which are contained in our Corporate Governance Guidelines, the directors are encouraged to own shares of our stock with a value not less than five times the annual cash retainer.

For purposes of the guidelines, ownership is defined as directly holding shares of our common stock, deferred stock units (post-tax) and restricted stock shares (post-tax) or indirectly holding shares of the Company’s common stock, deferred stock units (post-tax) and restricted shares (post-tax) in a revocable trust of which the director is sole grantor, trustee and beneficiary. The director is not credited with ownership of stock options (whether vested or unvested).

Current directors will have five years from July 26, 2012 to achieve the ownership goal, and any new director will have five years from the date of Board appointment to meet the goal. In addition, pursuant to our Stock & Deferred Compensation Plan for Non-Employee Directors, non-employee directors receive stock based compensation which they are required to hold as long as they serve on our Board of Directors. Stock received under the plan counts towards the minimum ownership requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding our equity compensation plans as of December 31, 2012:

	(a)	(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by security holders	4,137,898	$15.99	(3)	3,826,195
Equity compensation plans not approved by security holders	—	—		—

Total	4,137,898	$15.99	(3)	3,826,195

(1)	Consists of securities to be issued upon exercise of outstanding stock options under Gentiva’s 1999 Stock Incentive Plan and the Equity Plan (3,752,418), outstanding performance share units under Gentiva’s Equity Plan (120,400) and outstanding stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors (265,080).
(2)	Consists of securities available for future issuance under Gentiva’s Equity Plan (1,215,023), Employee Stock Purchase Plan (2,336,639) and Stock & Deferred Compensation Plan for Non-Employee Directors (274,533).
(3)	The outstanding stock options under Gentiva’s 1999 Stock Incentive Plan and the Equity Plan have a weighted-average exercise price of $15.99. The outstanding performance share units under Gentiva’s Equity Plan and the outstanding stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors do not have an exercise price and are not reflected in this weighted-average exercise price.

From January 1, 2013 through March 11, 2013, Gentiva (i) issued 255,000 stock options and 337,400 shares of restricted stock and designated 73,400 performance share units for future issuance under the Equity Plan and (ii) issued 16,404 deferred stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors. During the same period, (i) 34,517 stock options were cancelled or expired, making them available for grant under the Equity Plan, (ii) 57,284 stock options were exercised, (iii) 32,800 shares of restricted stock vested and (iv) 33,700 performance share units vested. Giving effect to the foregoing, as of March 11, 2013, (a) the number of stock options outstanding was 3,915,617, with a weighted-average exercise price of $15.75 and average life remaining of 5.07 years, (b) the number of outstanding shares of restricted stock was 669,250, (c) the number of performance share units outstanding at target was 13,300, (d) the number of deferred stock units outstanding was 281,484 and (e) the number of securities remaining available for future issuance was 380,040 under the Equity Plan, 2,336,639 under the Employee Stock Purchase Plan and 258,129 under the Stock & Deferred Compensation Plan for Non-Employee Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Geoff Windley, the son of Rodney Windley, our Executive Chairman, is an employee of Gentiva in a non-executive position. In 2012, the salary and other cash compensation paid to Geoff Windley totaled approximately $120,000. We established the compensation paid to Mr. Windley in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. In addition to his compensation, Mr. Windley also received employee benefits generally available to all of our employees.

Effective May 31, 2012, we sold our Gentiva Consulting business to MP Healthcare Partners, LLC (now known as Transpirus LLC) (“MP Partners”), an entity in which Ronald Malone, who served as one of our directors until May 10, 2012, has a 50% beneficial interest. The sale price totaled approximately $300,000 and was set after an independent, third-party valuation of the business. In connection with the sale of the business, we also entered into a consulting services agreement with MP Partners, at fair market rates, pursuant to which MP Partners may provide certain consulting services to us on an as needed basis; however, we are under no obligation to use any consulting services. During 2012, we paid MP Partners approximately $69,000 under the consulting services agreement. Although our policies did not require that our Audit Committee pre-approve the transaction as Mr.Malone was no longer a director at closing, the transaction was reviewed by our Board of Directors prior to its closing.

We have entered into indemnification agreements with each of our directors and officers. The form of such indemnification agreement has been filed with the SEC. These agreements provide that we indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, advance their expenses incurred as a result of a proceeding as to which they may be indemnified and cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. The indemnification agreements exclude the following from indemnification:

•	remuneration provided in violation of law;

•	liability under section 16(b) of the Exchange Act;

•	any proceeding for which the Board of Directors (or any committee thereof) has determined, prior to the date of the indemnification agreement, that the indemnitee is not entitled to indemnification;

•	any amounts paid in settlement of any proceeding effected without our written consent; and

•

except in limited circumstances, proceedings or claims initiated or brought by the indemnitee against us or our current or former directors, officers, employees or other agents and not by way of defense.

The rights to indemnification and advancement of expenses remain in effect during the period of service and continue indefinitely thereafter with respect to possible claims as they relate to the service as a director or officer. We are obligated to require any possible successor to expressly assume the terms of the indemnification agreements.

Policies and Procedures for Review and Approval of Related Party Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of Gentiva, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which Gentiva participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.

Related persons include any of our directors or executive officers, certain of our shareholders and immediate family members of any of the above-mentioned persons. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of Gentiva. Our Audit Committee has oversight responsibility for our Code of Ethics for Senior Financial Officers and for our Code of Business Conduct and Ethics, which requires all directors, officers and employees to disclose to our Chief Compliance Officer any interest held by them in any entity doing business with us, including interests held by their immediate family members, except for ownership of less than 1% of a public corporation. In addition, all directors, officers and employees are required to disclose any other arrangements by them or their immediate family members, such as consulting or part-time employment arrangements or other dealings with entities with which we do business. Once the Chief Compliance Officer receives notice of a conflict of interest, he or she will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions, which include transactions in which any related person has a direct or indirect material interest. Copies of our Code of Ethics for Senior Financial Officers, our Code of Business Conduct and Ethics and our Audit Committee charter are available on our website at www.gentiva.com under the “Investors” section.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and executive officers complete Directors and Officers Questionnaires identifying any transactions with us in which the executive officer or director or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed by our General Counsel and, in consultation with our Chief Financial Officer, are brought to the attention of the Audit Committee as appropriate.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year. PricewaterhouseCoopers LLP has audited our books and records since our incorporation in 1999.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

The affirmative vote of a majority of the votes cast will be required for approval of Proposal 2. A “majority of the votes cast” means that the number of votes cast “for” the proposal exceeds the number of votes cast “against.” Votes cast excludes abstentions and any “broker non-votes” with respect to the proposal. If Proposal 2 is not approved, the Audit Committee will reconsider its selection.

The Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year.

Fees Billed by PricewaterhouseCoopers LLP

Fees, which include related “out of pocket costs,” billed to us by PricewaterhouseCoopers LLP for services rendered during fiscal years 2012 and 2011 were as follows:

Fee Category	2012	2011
Audit Fees	$882,700	$1,005,000
Audit-Related Fees	—	—
Tax Fees	—	26,000
All Other Fees	60,000	3,000

Total	$942,700	$1,034,000

Audit Fees for 2012 and 2011 related to the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, as well as review of financial statements included in our quarterly reports on Form 10-Q. All Other Fees in 2012 related to assistance with new Securities and Exchange Commission filing formats. Tax Fees in 2011 related to tax planning and compliance services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. The Audit Committee pre-approved all fiscal 2012 services provided by PricewaterhouseCoopers LLP.

The policy sets forth specified audit, audit-related, tax and other permissible non-audit services, if any, for which pre-approval is provided up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels must be specifically pre-approved by the Audit Committee. Any services not specifically identified in the policy must receive specific pre-approval. The independent registered public accounting firm and management report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

AUDIT COMMITTEE REPORT

In accordance with its charter, the Audit Committee assisted the Board of Directors in fulfilling its oversight responsibility relating to the integrity of our financial statements and monitoring our accounting, auditing and financial reporting practices and compliance by us with legal and regulatory requirements. Our management has the primary responsibility for our financial reporting process, principles and internal controls as well as preparation of our financial statements. In addition, the Audit Committee selected PricewaterhouseCoopers LLP to be the independent registered public accounting firm to audit the consolidated financial statements of Gentiva and its subsidiaries. Our independent auditors are responsible for performing an audit of such financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of our critical accounting principles, internal control over financial reporting and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP, our internal auditors and our Chief Compliance Officer their audit and compliance plans, scope and identification of audit risks.

The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Gentiva and its subsidiaries and its internal control over financial reporting with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert S. Forman, Jr., Chairman

Victor F. Ganzi

Stuart Olsten

Raymond S. Troubh

PROPOSAL NO. 3

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules promulgated by the SEC, we are requesting your advisory, non-binding approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 15 above), the compensation tables (beginning on page 29 above), and the accompanying narrative as presented in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to provide their input on our executive pay program and policies.

Executive Compensation Vote

We believe that our executive compensation program has been effective in aligning the interests of shareholders and executives, incentivizing the accomplishment of corporate goals, and attracting and retaining talented executives. In deciding how to vote on this Say-on-Pay proposal, please consider that we take into account the following factors regarding developing and overseeing our compensation program, which are described in detail in this proxy statement under the heading “Executive Compensation—Compensation Discussion and Analysis”:

•	Enhancing shareholder value by focusing our executives’ efforts on the specific performance metrics that help drive shareholder value;

•	Attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation;

•	Incorporating meaningful input from our shareholders based on our shareholder outreach efforts;

•	Aligning executive decision making with our business strategy and goal setting;

•	Reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense; and

•	Providing executives with information so that they understand their total compensation and how rewards are generally a function of both organizational and individual performance.

Our Board of Directors, therefore, urges you to approve the compensation of our named executive officers by voting in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in this proxy statement.”

Vote Required

The affirmative vote of a majority of the votes cast will be required to approve the resolution. A “majority of the votes cast” means that the number of votes cast “for” the resolution exceeds the number of votes cast “against.” Votes cast excludes abstentions and any “broker non-votes” with respect to the resolution.

As an advisory vote, this Say-on-Pay proposal is not binding. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding Gentiva’s named executive officers. The Board of Directors has made a determination to provide for annual say-on-pay advisory votes, and accordingly, unless modified, the next say-on-pay advisory vote will be held at our 2014 Annual Meeting of Shareholders.

The Board of Directors and the Compensation Committee recommend that you vote FOR the approval of the compensation of our named executive officers.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE GENTIVA HEALTH SERVICES, INC.

2004 EQUITY INCENTIVE PLAN (AMENDED AND RESTATED AS OF MARCH 16, 2011)

Introduction

The Compensation Committee of our Board of Directors, referred to in this Proposal No. 4 as the committee, approved the amendment to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) (the “Equity Plan”), effective March 13, 2013, subject to shareholder approval, for the purpose of increasing the aggregate number of shares of our common stock available for issuance under the Equity Plan by 1,600,000 shares. As of March 11, 2013, 380,040 shares of our common stock were available for future issuance of awards under the Equity Plan. Therefore, we are asking shareholders to approve an increase in the number of shares available under the Equity Plan to allow us to continue to offer this valuable and competitive program. The committee also approved a clarifying amendment to the definition of “Change of Control” in the Equity Plan, as further described under the heading “Change of Control” under this Proposal No. 4.

The committee has approved, and our Board of Directors recommends that the shareholders approve, the amendment of the Equity Plan. The affirmative vote of a majority of the votes cast will be required for approval of the amendment to the Equity Plan. A “majority of votes cast” means that the number of votes cast “for” the proposal exceeds the number of votes cast “against.” Votes cast excludes abstentions and any “broker non-votes” with respect to the proposal.

Purpose

The purpose of the Equity Plan is to attract, retain and motivate highly competent persons to serve as officers, employees, consultants and non-employee directors of Gentiva and its subsidiaries by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on Gentiva’s performance and their performance in fulfilling their personal responsibilities.

Described below is a summary of the principal features of the Equity Plan. The summary is qualified in its entirety by reference to the full text of the Equity Plan, which was attached as Appendix A to our definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2011, as well as to the proposed Amendment No. 1, which is attached as Appendix A to this proxy statement.

Administration

The Equity Plan requires that a committee of non-employee independent outside directors administer the Equity Plan. The Equity Plan is presently administered by the committee. Among other powers and duties, the committee determines who will be eligible to receive awards and establishes the terms and conditions of all awards. The committee also has the power to adopt and implement such policies and procedures as necessary to recover payments or other compensation relating to awards under the Equity Plan in order to comply with applicable law and any rules, regulations and guidance issued thereunder.

Eligibility

The committee may grant awards to such officers, employees and consultants of Gentiva and its subsidiaries as it determines from time to time in its sole discretion. In addition, the committee may grant awards (other than cash awards) to our non-employee directors. As of December 31, 2012, there were approximately 5,500 employees, including officers and consultants, eligible for awards under the Equity Plan. As of the same date, there were seven non-employee directors eligible for awards (other than cash awards) under the Equity Plan.

New Benefits under the Equity Plan

Any awards under the Equity Plan will be at the discretion of the committee. Therefore, it is not possible at present to determine the amount or form of any award that will be received by an individual under the Equity Plan.

Authorized Share Pool

The Equity Plan, as amended, authorizes the grant of up to 7,800,000 shares of our common stock plus any shares authorized under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan (the “1999 Plan”) as to which awards had not been made as of the effective date of the Equity Plan, subject to adjustment described below.

During the term of the Equity Plan, any shares subject to an outstanding award, on or after February 25, 2009, which were granted under the Equity Plan or the 1999 Plan and which were forfeited, expired or are cancelled or settled in cash without delivery to the award recipient of shares of our common stock, are added back to the authorized share pool; provided, that the underlying shares delivered pursuant to the exercise of a stock appreciation right shall be counted against the share pool.

Generally, each share subject to an outstanding award is charged against the authorized share pool at the time of grant. However, in recognition of the additional value of restricted stock and stock units, shares subject to such awards are charged against the authorized share pool at an enhanced rate of two shares for each share subject to such award (while shares subject to stock options and stock appreciation rights count against the share pool as one share for each share subject to such award). Shares added back to the authorized share pool related to grants of restricted stock and stock units are also added back at a rate of two shares for each share subject to such award (while shares related to grants of stock options and stock appreciation rights are added back as one share for each share subject to such award).

The shares subject to the authorized share pool, as well as the individual and incentive stock option maximums, shall be adjusted by the committee for any changes in our common stock through merger, consolidation, reorganization, recapitalization, stock dividend, special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders.

Individual and Incentive Stock Option Maximums

The maximum number of shares that may be granted to any individual participant under the Equity Plan in any calendar year is 500,000 shares, subject to adjustment as described above. The maximum number of shares that may be incentive stock options is 7,800,000 shares, subject to adjustment as described above.

Types of Awards

The Equity Plan permits the granting of stock options, stock appreciation rights, restricted stock, stock units and cash awards. Any award to an employee may be structured to qualify as a performance-based award so that it is exempt from the $1,000,000 compensation limit under Section 162(m) of the Internal Revenue Code. To date, our awards under the Equity Plan have consisted of stock options, restricted stock, performance share units and performance cash awards.

Stock Options

The Equity Plan permits the committee to grant options to eligible recipients to purchase shares during the term of the option at an exercise price established by the committee, but, as a general rule, in no event less than the fair market value of our shares on the date of grant.

Exercisability and Vesting. Stock options granted under the Equity Plan may only be exercised to the extent the option is vested. As a general rule, stock options may not vest earlier than the first anniversary of their date of grant, except where there is a change of control, where the stock options are granted in settlement of any obligation under any other compensation arrangements, or where the applicable award agreement provides for vesting upon the participant’s termination of service due to death or disability.

Term. Stock options granted under the Equity Plan on or after February 25, 2009 may not have a term longer than seven years and stock options granted under the Equity Plan prior to February 25, 2009 may not have a term longer than ten years. Notwithstanding the foregoing, in the case of death of the participant within six months prior to the expiration of the term, the exercise period may be extended for up to one year after the participant’s death.

Type of Options. The Equity Plan permits the committee to grant nonqualified stock options (i.e., stock options that do not qualify as “incentive stock options” under Section 422 of the Internal Revenue Code) and authorizes the committee to grant incentive stock options if it determines that such options can be granted in compliance with the applicable statutory and regulatory requirements. The Equity Plan establishes the maximum number of shares that may be granted as incentive stock options at 7,800,000. If an option is granted as an incentive stock option and fails to qualify as such, it will be treated as a nonqualified option.

Stock Appreciation Rights

The Equity Plan permits the committee to grant stock appreciation rights which confer upon the participant the right to receive, upon exercise, a payment in cash, common stock, or a combination thereof, equal to the excess of the fair market value or any lesser value of each share subject to the award over a “base value,” less applicable withholding taxes. Generally, the base value is set by the committee and must equal the fair market value of our common stock on the date of grant. In the event, however, that a stock appreciation right is granted (1) in tandem with, or in substitution for, other awards made by us, or (2) upon assumption or in substitution of an award granted by another entity in connection with a corporate transaction (such as a merger, consolidation or acquisition but not including certain corporate transactions involving a change in common stock as described in Section 13 of the Equity Plan), the base value may be less than the fair market value of our shares on the date of grant.

Vesting. As a general rule, stock appreciation rights granted under the Equity Plan may not vest earlier than the first anniversary of their grant date, except where there is a change of control, where the stock appreciation rights are granted in settlement of any obligation under any other compensation arrangement, or where the applicable award agreement provides for vesting upon the participant’s termination of service due to death or disability.

Term. Stock appreciation rights granted under the Equity Plan on or after February 25, 2009 may not have a term longer than seven years and stock appreciation rights granted under the Equity Plan prior to February 25, 2009 may not have a term longer than ten years. Notwithstanding the foregoing, in the case of the death of the participant within six months prior to the expiration of the term, the exercise period may be extended for up to one year after the participant’s death.

Type of Stock Appreciation Rights. The Equity Plan permits the committee to grant stock appreciation rights on a stand-alone basis or in tandem with stock option grants.

Restricted Stock

The Equity Plan permits the committee to grant shares of restricted stock consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or substantial risk of forfeiture that will lapse or vest over a period of time or satisfaction of conditions as specified in an award agreement. Except in the event of a change of control, or to the extent provided in the award agreement upon the participant’s death or disability, each restricted stock award granted after February 25, 2009 may vest not more rapidly than ratably over a period of three years. Holders of restricted stock awards have the right to receive dividends and to vote the shares, but unless the committee or the award agreement provides otherwise and to the extent permitted by Section 409A of the Internal Revenue Code, dividends on restricted stock awards, if any, will be held in escrow and will be payable at such time as the restrictions on the shares lapse.

Stock Units

The Equity Plan permits the committee to grant stock units with each such stock unit representing one share of common stock. Stock units will be credited to a notional account maintained by us. Unless the award agreement provides otherwise, each stock unit will also entitle the holder to an amount equal to the value of dividends paid in respect of one share of our common stock during the period the unit is outstanding, which amount will also be credited to the notional account.

Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the committee determines appropriate. Unless the committee or the award agreement provides otherwise or applicable law prohibits issuance of shares, stock units must be settled in shares of our common stock. Furthermore, except in the case of a change of control, settlement of any obligation under any other compensation arrangement, or to the extent provided in the award agreement upon the participant’s death or disability, stock units may not completely vest prior to the expiration of three years from the date of grant although they may vest ratably over a three year or longer vesting period.

Cash Awards

The Equity Plan permits the committee to grant cash awards to any participant other than a non-employee director of Gentiva. We may, in our discretion, permit participants to defer settlement of cash awards in accordance with Section 409A of the Internal Revenue Code. The maximum award that may be granted to any participant as a cash award for any performance period of 36 months is $3,000,000, with proportionate adjustments for shorter or longer performance periods between one and five years, and $1,000,000 for cash awards that are unrelated to time-based vesting or performance periods.

Performance-Based Awards

Awards granted to an employee under the Equity Plan may be granted in a manner that qualifies the awards for the performance-based compensation exemption to the $1,000,000 compensation limit under Section 162(m) of the Internal Revenue Code. As determined by the committee in its sole discretion, either the granting or vesting of performance-based awards made under the Equity Plan will be based on achievement of hurdle rates, growth rates and/or reductions in one or more of the business criteria listed below as they apply to an individual participant, one or more business units, or Gentiva as a whole. The business criteria may be used individually or in combination. In addition, performance-based awards may be based upon comparisons to the performance of other companies with such performance measured by one or more of the listed business criteria. The measurement of performance of selected business criteria against performance goals applicable to performance-based awards will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in our financial statements, notes to the financial statements or management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K.

Business Criteria. The business criteria that the committee may select from in establishing performance goals for performance-based awards are:

• net earnings;	• market price per share;

• earnings per share;	• total return to shareholders;

• net sales growth;	• net income;

• market share;	• pro forma net income;

• operating profit;	• return on capital;

• earnings before interest and taxes;	• revenues;

• customer service;	• expenses;

• gross margin;	• operating cash flow;

• expense targets;	• net profit margin;

• working capital targets relating to inventory and/or accounts receivable;	• planning accuracy (as measured by comparing planned results to actual results);

• operating margin;	• employee turnover;

• return on equity;	• labor costs; and

• return on assets;	• employee headcount.

• earnings before interest, taxes, depreciation and amortization;

Procedural Requirements. In accordance with the requirements of Section 162(m) of the Internal Revenue Code, (1) the employees to which the performance goals for performance-based awards apply will be established no later than 90 days after the commencement of a period (but in no event after 25 percent of such period has elapsed), (2) the committee may not modify a performance-based award goal after it has been established to increase the amount of compensation payable thereunder upon the attainment of such performance goal, but may modify such award to exercise negative discretion with respect to performance-based awards, and (3) no compensation will be payable in respect of a performance-based award unless the committee certifies that the performance goals have been achieved.

Nontranferability of Awards

Awards granted under the Equity Plan are not transferable except by will or the laws of descent and distribution or, if no consideration is received by the participant, as permitted by the committee.

Effect of Termination of Service

Unless the committee or the applicable award agreement provides otherwise, if a participant’s service with us terminates for any reason other than for “cause” or on account of a change of control:

•

Stock options and stock appreciation rights (to the extent then vested) will expire on the earlier of (1) the expiration of their term, (2) 90 days following termination of the participant’s service other than termination of service on account of death, disability or retirement, and (3) 12 months following termination of the participant’s service as a result of death or disability or on account of “retirement” (which for purposes of the Equity Plan means termination of service at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the committee may determine and include in the award agreement);

•	All unvested stock options and stock appreciation rights will expire and be forfeited on termination of service;

•

All unvested restricted stock awards and stock units will expire upon termination of service, except that restricted stock awards granted during 2010, 2011 and 2013 allow for prorated vesting in the event of death;

•

All cash awards and performance-based awards will be forfeited upon termination of service, but if a participant has otherwise satisfied all of the conditions to receiving such award (including any performance criteria), except that the participant is not serving on the payment date due to his or her termination of service by us without cause, or because of the participant’s retirement, death or disability, such award will be payable to the participant at the regularly scheduled payment date; and

•

All awards (including any exercised stock options for which shares or cash have not been delivered) will be cancelled and forfeited in their entirety and Gentiva will return the price paid (if any) for the undelivered shares (or if less, their fair market value at termination) upon a termination for cause.

Change of Control

If there is a change of control of Gentiva, as described in the section entitled “2004 Equity Incentive Plan” under the heading “Potential Payments Upon Termination or Change in Control,” then unless the committee provides otherwise:

•

All then outstanding stock options and stock appreciation rights will immediately vest and become exercisable and any restrictions on restricted stock awards, stock units and unvested cash awards will immediately lapse or vest; and

•

All awards held by participants who are at the time of the change of control in the service of Gentiva or a subsidiary will remain exercisable for the remainder of their terms, notwithstanding any subsequent termination of a participant’s service (other than termination for cause).

Thereafter, all awards will be subject to the terms of any agreement effecting the change of control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding under the Equity Plan will terminate within a specified number of days after notice to the participant, and that the participant will receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such change of control over the exercise price (or base value) per share underlying such stock option or stock appreciation right, less applicable tax withholding, with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the committee, in its discretion, determines.

In addition to our proposed amendment to increase the aggregate number of shares of our common stock available for issuance under the Equity Plan, the committee also approved an amendment to the Equity Plan to clarify that where a majority of our nominees fails to be elected as directors at a meeting of shareholders, a change of control would not occur unless such failure occurred at a contested election. The amendment to the definition is included in Appendix A to this proxy statement.

Duration, Amendment and Termination

The committee may not make any award under the Equity Plan more than ten years after March 16, 2011.

The committee may amend the Equity Plan from time to time, or suspend or terminate the Equity Plan at any time. No amendment or termination may, without the consent of the affected participant, materially and adversely affect the rights of such participant under any outstanding award, except to the extent necessary to comply with applicable U.S. or foreign laws. No amendment of the Equity Plan may be made without approval of the shareholders if the amendment:

•	increases the aggregate number of shares of common stock that may be delivered through stock options under the Equity Plan;

•	increases the maximum shares in the authorized share pool or the individual maximum;

•

permits the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable (including, without limitation, the cancellation of an award in exchange for cash or another award), other than in connection with a change of control or a substitution of an award made in exchange of another award;

•	changes the types of business criteria on which performance-based awards are to be based;

•	modifies the requirements as to eligibility for participation in the Equity Plan; or

•	changes the legal entity authorized to make awards under the Equity Plan.

The committee will modify awards following a change in our common stock, such as a merger or consolidation, to prevent dilution or enlargement of participants’ rights under the Equity Plan, including the right to adjust in an equitable manner the number and kinds of shares that may be issued under the Equity Plan, the number and kind of shares subject to outstanding awards, the individual and incentive stock option maximum share limits, the exercise price applicable to outstanding awards, and the fair market value of the common stock and other value determinations applicable to outstanding awards. In addition, the committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Gentiva or the financial statements of Gentiva, or in response to changes in applicable laws, regulations or accounting principles; provided, that any adjustment to stock options, stock appreciation rights, and other awards intended to constitute performance-based awards must comply with Section 162(m) of the Internal Revenue Code.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the Equity Plan based on existing U.S. federal income tax laws. This summary is not complete and does not describe a number of special tax rules, including FICA (Federal Insurance Contributions Act) and FUTA (Federal Unemployment Tax Act) taxes and various elections that may be applicable under certain circumstances. The summary does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences and does not address all of the federal, state or local tax considerations that may be relevant to a particular holder. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax or other laws of any foreign country, municipality or state in which a participant may reside.

An employee participant’s realization of ordinary taxable income under the Equity Plan requires us to collect withholding taxes from him or her. In the case of ordinary income generated by an award granted to a non-employee participant or by any stock-based award to an employee participant, a participant will be required to arrange for payment of his or her tax withholding obligation.

Stock Options

A participant who has been granted a stock option (whether an incentive stock option or a nonqualified stock option) will not recognize taxable income on the date of grant, and we will not be entitled to deduction at that time.

When a participant exercises a nonqualified stock option, the participant realizes ordinary income, subject to withholding of taxes, if applicable, in the amount equal to the fair market value of the shares on the date of exercise over the exercise price, and that amount will be subject to FICA and FUTA taxes if the participant is also an employee. We will generally be entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Depending upon how long the participant holds the shares of common stock after exercise of the nonqualified stock option, the sale or other taxable disposition of the shares generally will result in a short-term or long-term capital gain or loss. This gain or loss will equal the difference between the amount realized on such disposition and the fair market value of the shares when the nonqualified stock option was exercised.

If a participant exercises a nonqualified stock option by paying the exercise price with previously acquired common stock as permitted by the committee, the participant will have federal tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the nonqualified stock option exercised) is considered to have been exchanged in accordance with Section 1036 of the Internal Revenue Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the older shares and the participant’s holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized by the participant on exercise, increased by any non-stock consideration tendered. Their holding period will commence upon the exercise of the option.

When a participant exercises and incentive stock option, the participant is not taxed at the time of exercise and we are not entitled to a deduction. However, the excess of the fair market value of the shares received on the date over the exercise price is treated as a tax preference and must be included by the participant for purposes of calculating any alternative minimum tax (“AMT”) which may be payable. If the participant holds the shares acquired upon the exercise of an incentive stock option for the required holding period (generally two years after grant and one year after exercise), upon disposition of such shares the gain will be taxed as a long-term capital gain and we will not be entitled to a tax deduction. If the participant fails to satisfy the holding period, the participant will realize ordinary income in the amount equal to the lesser of (1) the gain realized upon the disposition and (2) the excess of the fair market value of the shares on the date of exercise over the exercise price and we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any additional gain realized by the participant will be treated as capital gain, which will be long-term or short-term depending upon how long the shares are held after the date of exercise. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to long-term capital assets is satisfied.

Special tax rules will apply in the following situations: (1) if the participant uses shares acquired upon exercise of an incentive stock option to pay the exercise price of another option (whether or not it is an incentive stock option); (2) upon exercise of an incentive stock option if the aggregate fair market value of the shares subject to incentive stock options that first become exercisable by the participant in any one calendar year exceeds $100,000, and if this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are a nonqualified stock option (as described above) instead of an incentive stock option, and upon exercise of an option with respect to these shares, the participant will have the tax consequences described above with respect to the exercise of nonqualified stock options; and (3) if the participant terminates service with us (other than due to death or disability), in which case if the participant exercises an incentive stock option more than three months after termination, the exercise of the incentive stock option will be taxed as the exercise of a nonqualified stock option, as described above.

Finally, except to the extent that the participant has recognized income with respect to the exercise of an incentive stock option (as described in the preceding paragraphs), the amount by which the fair market value of a share at the time of exercise of the incentive stock option exceeds the exercise price will be included in determining the alternative minimum taxable income, and may cause the participant to incur an AMT liability in the year of exercise.

Stock Appreciation Rights

A participant who has been granted a stock appreciation right will not recognize taxable income on the date of grant and we will not be entitled to a deduction at that time.

When a participant exercises a stock appreciation right, the participant realizes ordinary income, subject to withholding taxes if applicable, and subject to FICA and FUTA taxes if the participant is also an employee, equal to the excess of the fair market value of the shares, cash or other property received, over the base price of the stock appreciation right. We are generally entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Restricted Stock

A participant holding restricted stock will not recognize income at the time of the award, unless the participant specifically makes an election to do so under Section 83(b) of the Internal Revenue Code within thirty days of such award. Unless the participant has made such an election, the participant will realize ordinary income, subject to withholding taxes if applicable, in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, paid by the participant for such stock. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the participant will realize a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held after the restrictions lapse).

If the participant made a timely election under Section 83(b) of the Internal Revenue Code, the participant will recognize ordinary income for the taxable year in which the applicable award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates and subject to FICA and FUTA if the participant is an employee. At the time of disposition of the shares, if such an election was made, the participant will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income tax recognized by the participant at the time of his or her election.

Stock Units

A participant holding stock units generally will not recognize income at the time of the award, unless the terms of the stock unit provide the participant with the right to request settlement of the award at the participant’s discretion. Upon settlement of a stock unit not taxed, a participant will realize ordinary income, subject to withholding taxes, and subject to FICA and FUTA taxes if the participant is an employee, in an amount equal to the fair market value of the cash or shares distributed. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the shares are distributed in settlement of the stock unit and the participant later disposes of such shares, the difference between the amount realized on sale and the amount recognized by the participant upon settlement of the stock unit will be a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held by the participant).

Cash Awards

A participant who receives a cash award will realize ordinary income, subject to withholding taxes, and subject to FICA and FUTA taxes if the participant is an employee, in the year the award vests and payment is received, and we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) imposes a $1,000,000 limit on the amount of compensation that may be deducted by us in any tax year with respect to our chief executive officer and each of the next three most highly paid executive officers (other than our chief financial officer). Compensation that is “qualifying performance-based compensation” is not taken into account in determining whether the limit has been exceeded. Certain awards under the Equity Plan, such as stock options and stock appreciation rights granted at fair market value, are treated as qualifying performance-based compensation. As such, any applicable deduction by us related to the exercise of such awards may not be subject to the deductibility limit imposed by Section 162(m). All other awards made under the Equity Plan would not be treated as a qualifying performance-based compensation, except to the extent they are designed as “performance-based awards,” as described above, and performance measures are attained.

Effect of Section 280G of the Internal Revenue Code

Section 280G limits the deductibility of certain payments that are contingent upon a change of control if the total amount of such payments equals or exceeds three times a participant’s “base amount” (i.e., generally, annualized five-year W-2 compensation). If payment or settlement of an award is accelerated upon a change of control, a portion of such payment attributable to the value of the acceleration is considered a payment that is contingent upon a change of control. Amounts that are not deductible under Section 280G also lower the Section 162(m) $1,000,000 compensation cap. In addition, the affected person must pay an excise tax (in addition to any income tax) equal to 20 percent of such amount.

Impact of Section 409A of the Internal Revenue Code

The U.S. federal tax consequences described above may be impacted by the adoption by Congress of Section 409A of the Internal Revenue Code, which became effective January 1, 2005 and generally applies to all awards granted after December 31, 2004 and the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004. If an award violates Section 409A, the participant’s award and all similar awards made under our other plans or arrangements, plus related earnings for the year of violation and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture. In addition, the participant will be charged interest at the Internal Revenue Service underpayment rate plus one percent, plus an additional federal tax equal to 20 percent of the compensation that is required to be included in gross income. Additional penalty taxes may be imposed by states in which the participant is taxed. Plans and outstanding awards were required to be amended to comply with Section 409A by December 31, 2008.

The Equity Plan and awards granted under it are intended to comply with Section 409A. The committee is directed to either exempt awards from coverage by Section 409A or satisfy the requirements of Section 409A.

Certain Other Tax Consequences

Any of our officers who are subject to restrictions on sale of stock under Section 16(b) of the Exchange Act may be able to delay income taxation of their awards to the extent that they are restricted by such section from selling their stock.

The Board of Directors and the Compensation Committee recommend that you vote FOR approval of the amendment to the Gentiva Health Services, Inc. 2004 Equity Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and the rules thereunder require our directors and officers and persons who beneficially own more than ten percent of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of copies of reports furnished to us and upon representations made by such persons, we believe that during the fiscal year ended December 31, 2012, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis, other than Jeff Shaner, an executive officer, who failed to timely file by two days one report for one transaction.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Proposals of shareholders intended for inclusion in our proxy statement and form of proxy for our 2014 Annual Meeting of Shareholders must be received in writing by November 28, 2013 at the Office of Secretary at our principal executive offices located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2014 Annual Meeting of Shareholders must contain information as specified in our By-Laws and must be received in writing by us at the above address on or after January 9, 2014 and on or before February 8, 2014. In order for proposals of stockholders to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Secretary at the address above by February 8, 2014.

OTHER MATTERS

A copy of our Annual Report on Form 10-K for our last fiscal year is available without charge to shareholders upon written request to John N. Camperlengo, Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Annual Report on Form 10-K is also available online at the “Investors” section of our website at www.gentiva.com.

We will pay the cost of soliciting proxies in the accompanying proxy form. We have retained the services of Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $7,000, plus reimbursement for out-of-pocket expenses. Except for this fee, we do not expect to pay any other fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Gentiva, who will not receive any additional compensation for any such solicitation activities.

The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

By Order of the Board of Directors

John N. Camperlengo
Senior Vice President, General Counsel and Secretary

Dated: March 28, 2013

Atlanta, Georgia

Appendix A

AMENDMENT NO. 1

to

GENTIVA HEALTH SERVICES, INC.

2004 EQUITY INCENTIVE PLAN

(AMENDED AND RESTATED AS OF MARCH 16, 2011)

This Amendment No. 1 to Gentiva Health Services, Inc. 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) (the “Plan”) is made by Gentiva Health Services, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized amending the Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the Plan, subject to shareholder approval; and

WHEREAS, the Compensation Committee of the Board of Directors adopted a resolution approving this Amendment No. 1, subject to shareholder approval, on March 13, 2013;

NOW THEREFORE, the Plan is amended as follows, effective upon shareholder approval:

1. In the first sentence of Section 5(a) of the Plan, the number 6,200,000 is deleted, and the number 7,800,000 is substituted therefor.

2. In the last sentence of Section 5(a) of the Plan, the number 6,200,000 is deleted, and the number 7,800,000 is substituted therefor.

WHEREAS, the Compensation Committee of the Board of Directors may amend the Plan from time to time without shareholder approval;

NOW THEREFORE, Section 13(d)(ii)(B) of the Plan is hereby deleted and restated as follows:

“at any meeting of the Shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors in contested elections shall fail to be elected;”

Except as amended hereby, all other terms and conditions of the Plan shall remain in full force and effect.

A-1

FORM OF PROXY

GENTIVA great healthcare has come home

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

GENTIVA HEALTH SERVICES, INC. 3350 RIVERWOOD PARKWAY SUITE 1400 ATLANTA, GA 30339

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR

the following:

1. Election of Directors

For Against Abstain

01 Robert S. Forman, Jr.

02 Victor F. Ganzi

The Board of Directors recommends you vote FOR

proposals 2, 3 and 4.

For

Against

Abstain

03 Philip R. Lochner, Jr.

2. Ratification of appointment of

PricewaterhouseCoopers LLP as independent

registered public accounting firm.

04 Stuart Olsten

05 Sheldon M. Retchin

3. Approval, by non-binding advisory vote, of

compensation of Company’s named executive

officers.

06 Tony Strange

07 Raymond S. Troubh

4. Approval of amendment to Company’s 2004 Equity

Incentive Plan (amended and restated as of

March 16, 2011).

08 Rodney D. Windley

NOTE: Such other business as may properly come

before the meeting or any adjournment thereof.

For address change/comments, mark here.

(see reverse for instructions)

Yes

No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

0000164919_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

GENTIVA HEALTH SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, May 9, 2013

The undersigned hereby appoints Tony Strange, Eric R. Slusser and John N. Camperlengo, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of Gentiva Health Services, Inc. (the “Company”), at its Annual Meeting of Shareholders to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339 on Thursday, May 9, 2013 at 8:30 a.m., and at all adjournments thereof, which the undersigned could vote, if personally present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the items as specified on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL, BY ADVISORY VOTE, OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND FOR APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 EQUITY INCENTIVE PLAN (AMENDED AND RESTATED AS OF MARCH 16, 2011). THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

0000164919_2 R1.0.0.51160